Exhibit 4.7

ADIRA ENERGY LTD.

- AND -

DS APEX MERGERS & ACQUISITIONS LTD.

- AND -

COMPUTERSHARE TRUST COMPANY OF CANADA

________________________________________

SUBSCRIPTION RECEIPT AGREEMENT
________________________________________

Providing for the Issue of
27,500,000 Subscription Receipts

Dated November 22, 2010

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(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

          THIS SUBSCRIPTION RECEIPT AGREEMENT dated this 22nd day of November, 2010.

A M O N G:

ADIRA ENERGY LTD., a company existing under the federal laws of Canada

(the “Company”)

AND:

DS APEX MERGERS & ACQUISITIONS LTD.

(the “Agent”)

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada

(the “Subscription Receipt Agent” or the “Escrow Agent”)

          WHEREAS the Company proposes to issue and sell 27,500,000 Subscription Receipts each representing the right to acquire one Common Share and one-half of one Common Share Purchase Warrant in the manner herein set forth;

          AND WHEREAS the Company and the Agent have agreed that:

(a)

pending the satisfaction of the Automatic Escrow Release Conditions, the Escrowed Funds are to be delivered to and held by the Subscription Receipt Agent, as escrow agent, and invested on behalf of the holders and the Company in the manner set forth herein;

(b)

if the Automatic Escrow Release Conditions are satisfied prior to the Automatic Escrow Release Deadline and the Escrowed Funds are released to the Company, holders are to receive, for no additional consideration and without further action, one Common Share and one-half of one Common Share Purchase Warrant for each Subscription Receipt, subject to adjustment as set forth in this Agreement; and

(c)	if the Automatic Escrow Release Conditions are not satisfied prior to the Automatic Escrow Release Deadline, holders are to either:

(i)

receive an amount equal to the sum of the Purchase Price of the Subscription Receipts held by the holder, less any applicable withholding taxes. The Company shall be responsible and liable for any shortfalls in the Purchase Price of the Subscription Receipts held by the holder; or

(ii)

receive for no additional consideration and without further action, one Common Share and one-half of one Common Share Purchase Warrant in exchange for each Subscription Receipt, subject to adjustment as set forth in this Agreement.

          AND WHEREAS the Subscription Receipt Agent has agreed to act as registrar and transfer agent for the Subscription Receipts, and to receive and hold the Escrowed Funds as escrow agent;

          AND WHEREAS all acts and deeds necessary have been done and performed to make the Subscription Receipts, when countersigned by the Subscription Receipt Agent and issued as provided in this Agreement, legal, valid and binding obligations of the Company with the benefits of and subject to the terms of this Agreement;

          AND WHEREAS the foregoing recitals are made as statements of fact by the Company and not by the Subscription Receipt Agent.

          NOW THEREFORE, in consideration of the premises and the covenants of the parties it is hereby agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1    Definitions

In this Agreement, including the recitals and schedules hereto, and in all agreements supplemental hereto:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;

(b)	“Agency Agreement” means the agency agreement dated November 22, 2010 between the Company and the Agents relating to the Offering;

(c)	“Agents’ Commission” means up to 7.0% of the Gross Proceeds, being the fee payable by the Company to the Agents pursuant to the terms of the Agency Agreement;

(d)	“Agreement” means this agreement, as amended, supplemented or otherwise modified from time to time;

(e)

“Applicable Legislation” means the provisions of any statute of Canada or a province thereof, and the regulations and rules under any such named or other statute, relating to agreements such as this Agreement or to the rights, duties and obligations of persons serving in a similar role as the Subscription Receipt Agent under this Agreement, to the extent that such provisions are at the time in force and applicable to this Agreement;

(f)	“Automatic Escrow Release Conditions” means the occurrence of each of the following events:

(i)

a confirmation in writing from the TSXV, that all conditions to the listing of the Listed Common Shares as stipulated in the TSXV Letter, other than customary post-closing conditions, shall have been obtained;

(ii) there shall have been no material adverse change in the financial condition, business, operations of the Company; and

(iii) the Company shall not be in breach or default of any of its covenants or obligations under the Agency Agreement, except those breaches or defaults that have been waived by the Agent;

(g)	“Automatic Escrow Release Deadline” means 5:00 p.m. (Toronto time) on November 26, 2010 or such other date as agreed to between the Agent and the Company;

(h)

“Automatic Release Certificate” means a certificate executed by the Company and by the Agent, substantially in the form attached as SCHEDULE C hereto and addressed to the Subscription Receipt Agent confirming that the Automatic Escrow Release Conditions have been satisfied or waived;

(i)	“Automatic Release Event” means the occurrence of the satisfaction or waiver of the Automatic Escrow Release Conditions prior to the Automatic Escrow Release Deadline;

(j)

“Book-Entry Only System” means the record entry securities transfer and pledge system administered by CDS in accordance with its operating rules and procedures in force from time to time, or any successor system;

(k)	“Broker Options” or “Broker Warrants” means the broker options for the purchase of Common Shares of the Company, issued to the Agent on automatic or elective exercise of the Subscription Receipts;

(l)

"Business Day" means a day which is not a Saturday, Sunday or any other day on which the principal chartered banks in the city of Vancouver, B.C. or Toronto, Ontario are generally not open for business;

(m)	“CDS” means CDS Clearing Depository Services Inc. and its successors in interest;

(n)	“Closing” means the closing of the Offering;

(o)	“Closing Date” means November 22, 2010;

(p)	“Closing Time” means 10:00 a.m. (Toronto time) on the Closing Date or such other time as may be agreed to by the Company and the Agent;

(q)

“Common Share Purchase Warrant” means a whole common share purchase warrant entitling the holder to acquire one Common Share at a price of US$0.55 per share for a period of three years following the satisfaction of the Automatic Escrow Release Conditions;

(r)

“Common Shares” means the common shares in the capital of the Company, provided that if the exercise of the Subscription Receipts are adjusted or altered pursuant to Article 4, such term shall thereafter mean the shares or other securities that a Subscription Receiptholder is entitled to on adjustment or alteration;

(s)	“Commissions” means the provincial securities commission or other regulatory authority in each of the Jurisdictions;

(t)

“Company Condition Precedent Certificate” means a certificate executed by the Company in the form attached as SCHEDULE B hereto addressed to the Agent, confirming that the Automatic Escrow Release Conditions have been satisfied;

(u)	“Company’s Auditors” means the firm of chartered accountants duly appointed from time to time as auditors of the Company;

(v)

“Conversion Date” means the date the Automatic Release Certificate is delivered to the Subscription Receipt Agent in accordance with Section 3.1 hereof or the Elective Release Certificate is delivered in accordance with Section 3.2 hereof;

(w)	“Convertible Securities” means securities of the Company (other than the Subscription Receipts) convertible into or exchangeable for or otherwise carrying the right to acquire Common Shares;

(x)	“Counsel” means a barrister or solicitor or a firm of barristers and solicitors retained by the Subscription Receipt Agent or retained by the Company and acceptable to the Subscription Receipt Agent;

(y)

“Current Market Price” at any date, means the last closing price of the Common Shares immediately preceding the relevant date on the TSXV or if the Common Shares are not traded on any recognized market or exchange, the price as determined by the directors of the Company, acting reasonably;

(z)

“Designated Office” means the principal office of the Subscription Receipt Agent in the City of Vancouver, B.C. or Toronto, Ontario and/or such other place or places as may be designated in accordance with Subsection 2.10(b);

(aa)

“Earned Interest” means the interest received on the investment of the Escrowed Funds between the receipt of Gross Proceeds by the Subscription Receipt Agent and the earlier to occur of the Conversion Date and the Automatic Escrow Release Deadline;

(bb)

“Elective Release Certificate” means the certificate executed by the Company and by the Agent in the form attached as SCHEDULE A hereto addressed to the Subscription Receipt Agent confirming what funds should be released and what Subscription Receipt holders should receive Common Shares and Warrants;

(cc)

“Entitlement Number” means, at any time, that number of Common Shares, and specifically excluding the number of Common Share Purchase Warrants, that holders are entitled to receive upon the conversion of each Subscription Receipt, held in accordance with the terms and conditions of this Agreement as such number may be adjusted pursuant to Article 4 hereof;

(dd)	“Escrow Agent” means Computershare Trust Company of Canada, in its capacity hereunder and any lawful successors or permitted assigns hereto appointed hereunder from time to time;

(ee)	“Escrowed Funds” means the Gross Proceeds, and all Earned Interest derived from time to time from holding the Gross Proceeds, if any;

(ff)	“extraordinary resolution” has the meaning set forth in Section 8.11;

(gg)	“Finder Fees” means the fee payable by the Company to certain entities in connection with the Offering;

(hh)	“Global Subscription Receipt” means a Subscription Receipt Certificate that is issued to and registered in the name of CDS or its nominees pursuant to Section 2.13;

(ii)

“Gross Proceeds” means the amount of $11,000,000, being the aggregate amount of the gross proceeds received from the issue of the Subscription Receipts, to be delivered to the Escrow Agent by Aird & Berlis LLP;

(jj)	“holders” or “Subscription Receiptholder” means the registered holders of Subscription Receipts;

(kk)

“Initial Payment” means the payment by the Company on the Closing Date to the Agent in connection with the sale of Subscription Receipts representing the Agent’s legal counsel fees and applicable expenses (including disbursements and any taxes payable thereon) as agreed between the Company and the Agent in section 9.4 of the Agency Agreement;

(ll)	“International Jurisdictions” means the jurisdictions outside of the Jurisdictions and the United States where any of the holders are resident;

(mm)	“Jurisdictions” means the provinces of Canada where any of the holders are resident;

(nn)	“Listed Common Shares” means the common shares in the capital of the Company, which shares are to be listed for trading on the TSXV;

(oo)	“Offering” means the purchase and sale of the Subscription Receipts;

(pp)	“person” means an individual, body corporate, partnership, trust, trustee, executor, administrator, legal representative or any unincorporated organization;

(qq)	“Purchase Price” means US$0.40, being the purchase price of a Subscription Receipt;

(rr)

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings, published fees schedules, prescribed forms, policy statements, notices, blanket rulings, orders and other regulatory instruments in the provinces of Canada in which the Subscription Receipts were sold, the United States and each of its states, together with other applicable regulatory instruments of the securities regulatory authorities in such jurisdictions, and the rules of the TSXV;

(ss)	“Shareholder” means a holder of record of one or more Common Shares;

(tt)	“Subscription Receipts” means the subscription receipts issued and certified hereunder and from time to time outstanding, evidencing the rights set out in Subsection 2.2 hereof;

(uu)	“Subscription Receipt Agent” means Computershare Trust Company of Canada, in its capacity hereunder and any lawful successors or permitted assigns hereto appointed hereunder from time to time;

(vv)	“Subscription Receipt Certificate” means a certificate issued to evidence one or more Subscription Receipts, substantially in the form of SCHEDULE B hereto;

(ww)

“Subscription Receiptholder’s Escrowed Funds” means, in respect of each Subscription Receiptholder, at any time, the aggregate Purchase Price of the Subscription Receipts then held by it, together with such holder’s pro rata share of the Earned Interest, if any, less any applicable withholding taxes;

(xx)

“Subscription Receiptholder’s Request” means an instrument signed in one or more counterparts by holders holding in the aggregate not less than 662/3% of the aggregate number of Subscription Receipts then outstanding, requesting the Subscription Receipt Agent to take some action or proceeding specified therein;

(yy)	“Termination Event” means the failure of the Company to satisfy the Automatic Escrow Release Conditions or deliver a Notice of Elective Release within 22 days of the Automatic Escrow Release Deadline;

(zz)

“Termination Notice” means the notice to be provided by the Company to the Subscription Receipt Agent and to the Agent on its own behalf and on behalf of the holders forthwith following a Termination Event pursuant to Section 6.5;

(aaa)	“TSXV” means the TSX Venture Exchange;

(bbb)

“TSXV Letter” means the written conditional approval by the TSXV for the listing of the Listed Common Shares, including the Listed Common Shares issuable upon exercise of the Warrants Shares dated November 17, 2010;

(ccc)	“United States” means the United States of America, its territories or possessions, any State of the United States and the District of Columbia;

(ddd)	“U.S. Person” means a “U.S. person” as that term is defined in Regulation S promulgated under the 1933 Act;

(eee)

“U.S. Purchaser” means any purchaser of Subscription Receipts who is a U.S. Person, a person in the United States or a person purchasing the Subscription Receipts for the account or benefit of a U.S. Person;

(fff)	“Warrant Share” means the Common Share into which the Common Share Purchase Warrant is exercisable; and

(ggg)

“written direction of the Company”, “written order of the Company”, “written request of the Company”, “written consent of the Company” and “certificate of the Company” mean, respectively, a written order, request, consent and certificate signed in the name of the Company by its Chief Executive Officer or Chief Financial Officer, or a Director, and may consist of one or more instruments so executed.

1.2     Gender and Number

Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3    Interpretation not Affected by Headings, etc.

The division of this Agreement into Articles, Sections, Subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4    Day not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.5    Time of the Essence

Time shall be of the essence in all respects in this Agreement and the Subscription Receipt Certificates.

1.6    Currency

Except as otherwise stated, all dollar amounts herein are expressed in Canadian dollars.

1.7    Severability

In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, all of which shall remain in full force and effect.

1.8    Conflicts

In the event of any conflict between the provisions of this Agreement and the Subscription Receipt Certificates, the provisions of this Agreement will govern.

1.9    Meaning of “outstanding” for Certain Purposes

Every Subscription Receipt Certificate certified and delivered by the Subscription Receipt Agent hereunder shall be deemed to be outstanding until the earlier of the Conversion Date and the Automatic Escrow Release Deadline, provided however that:

(a)	a Subscription Receipt Certificate that has been partially exercised shall be deemed to be outstanding only to the extent of the unexercised part of the Subscription Receipts evidenced thereby;

(b)

where a Subscription Receipt Certificate has been issued in substitution for a Subscription Receipt Certificate which has been lost, stolen or destroyed, only the Subscription Receipt Certificate so issued in substitution shall be counted for the purpose of determining the number of Subscription Receipts outstanding; and

(c)

for the purpose of any provision of this Agreement entitling holders of outstanding Subscription Receipts to vote, sign consents, requests or other instruments or take any other action under this Agreement, Subscription Receipts owned legally or equitably by the Company or any subsidiary of the Company or any partnership to which the Company may be directly or indirectly a party shall be disregarded, except that:

(i)

for the purpose of determining whether the Subscription Receipt Agent shall be protected in relying on any vote, consent, request or other instrument or other action, only the Subscription Receipts of which the Subscription Receipt Agent has notice that they are so owned shall be disregarded; and

(ii)

Subscription Receipts so owned that have been pledged in good faith other than to the Company or any subsidiary of the Company or any partnership to which the Company may be directly or indirectly a party shall not be so disregarded if the pledgee establishes to the satisfaction of the Subscription Receipt Agent, by providing the Subscription Receipt Agent with a legal opinion of Counsel, the pledgee’s right to vote the Subscription Receipts in the pledgee’s discretion free from the control of the Company or any subsidiary of the Company or any partnership to which the Company may be directly or indirectly a party to pursuant to the terms of the pledge.

1.10  Applicable Law

This Agreement, the Subscription Receipts and the Subscription Receipt Certificates shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws applicable therein and shall be treated in all respects as Ontario contracts.

ARTICLE 2
ISSUE OF SUBSCRIPTION RECEIPTS

2.1    Issue of Subscription Receipts

The creation by the Company of up to 27,500,000 Subscription Receipts, and the issuance of each of such securities at the Purchase Price is hereby authorized. Subscription Receipt Certificates evidencing Subscription Receipts shall be executed by the Company in accordance with Section 2.5 hereof and, upon the written direction of the Company, shall be certified by or on behalf of the Subscription Receipt Agent and delivered by the Subscription Receipt Agent to the Company in accordance with such written direction of the Company for no additional consideration and without further action.

2.2	Description of the Subscription Receipts

	(a)	The Subscription Receipts entitle the respective holders thereof to receive:

(i)

if the Automatic Escrow Release Conditions are satisfied at or prior to the Automatic Escrow Release Deadline and for no additional consideration and without further action, one Common Share (issued as fully paid and non-assessable) and one-half of one Common Share Purchase Warrant for each Subscription Receipt held, subject to adjustment as set forth in this Agreement;

		(ii)	if the Automatic Escrow Release Conditions are not satisfied at or prior to the Automatic Escrow Release Deadline, to receive either:

(A)

an amount equal to such holder’s Subscription Receiptholder’s Escrowed Funds and such holder’s pro rata share of the Earned Interest less any applicable withholding taxes, all in the manner and on the terms and conditions set out in this Agreement; or

(B)

for no additional consideration and without further action, one Common Share (issued as fully paid and non-assessable) and one- half of one Common Share Purchase Warrant for eachSubscription Receipt held, subject to adjustment as set forth in this Agreement;

based on the Subscription Receiptholders election which will be delivered to the Agent within 10 days of the Subscription Receiptholders’ receipt of notice that the Automatic Escrow Release Conditions have not been met, and if notice of the Subscription Receiptholders election to exercise is not received by the Agent or Company (as applicable) within such time period, the Subscription Receiptholders Subscription Receipts will automatically be redeemed in accordance with section 2.2(a)(ii)(A) hereof.

(b)

The Subscription Receipt Certificates shall be in the English language and, shall be in the form of a Global Subscription Receipt registered in the name of CDS substantially in the form attached hereto as SCHEDULE A, shall bear such distinguishing letters and numbers as the Company may, with the approval of the Subscription Receipt Agent, and CDS prescribe, and shall be issuable in whole number denominations.

(c)

Subscription Receipt Certificates issuable to U.S. Purchasers shall be substantially in the form attached hereto as SCHEDULE A, with such modifications as may be necessary to include the U.S. Legend (as defined under Section 2.14) and to give effect to the fact that such certificates are not being issued in the form of a Global Subscription Receipt.

(d)

Subscription Receipts shall be evidenced by Subscription Receipt Certificates with appropriate insertions, omissions, substitutions and variations as may be required or permitted by the terms of this Agreement and certification of the Subscription Receipt Certificates by the Subscription Receipt Agent shall be conclusive evidence of approval by the Company and the Subscription Receipt Agent of any such insertion, omission, substitution and variation. The Subscription Receipt Certificates shall be dated as of the date hereof.

(e)

Subject to Section 2.2(a), the Subscription Receipts shall only be deemed converted, for no additional consideration and without further action by the holders of the Subscription Receipts, into Common Shares and Common Share Purchase Warrants upon delivery of the fully executed Automatic Escrow Release Certificate to the Subscription Receipt Agent on or before the Automatic Escrow Release Deadline or deliver of the Elective Release Certificate after the Automatic Escrow Release Deadline.

(f)	No fractional Subscription Receipts shall be issued or otherwise provided for hereunder.

2.3    Subscription Receiptholder not a Shareholder

Nothing in this Agreement or in the holding of a Subscription Receipt evidenced by a Subscription Receipt Certificate or otherwise, shall confer or be construed as conferring upon a Subscription Receiptholder any right or interest whatsoever as a Shareholder or as any other security holder of the Company, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of Shareholders or any other proceedings of the Company or the right to receive dividends and other distributions of shareholders.

2.4    Subscription Receipts to Rank Pari Passu

All Subscription Receipts shall rank pari passu with all other Subscription Receipts whatever may be the actual date of issue of the Subscription Receipt Certificates that evidence same.

2.5     Signing of Subscription Receipt Certificates

The Subscription Receipt Certificates shall be signed by any one of the directors or officers of the Company and need not be under the seal of the Company. The signatures of any such director or officer may be mechanically reproduced electronically and Subscription Receipt Certificates bearing such electronic signatures shall be binding upon the Company as if they had been manually signed by such director or officer. Notwithstanding that any person whose manual or electronic signature appears on any Subscription Receipt Certificate as a director or officer may no longer hold office at the date of such Subscription Receipt Certificate or at the date of certification or delivery thereof, any Subscription Receipt Certificate signed as aforesaid shall, subject to Section 2.6, be valid and binding upon the Company and the holder thereof shall be entitled to the benefits of this Agreement or the Subscription Receipt Certificates in question.

2.6    Certification by the Subscription Receipt Agent

(a)

No Subscription Receipt Certificate shall be issued or, if issued, shall be valid for any purpose, exercisable or entitle the holder to the benefits hereof until it has been certified by manual signature by or on behalf of the Subscription Receipt Agent and such certification by the Subscription Receipt Agent upon any Subscription Receipt Certificate shall be conclusive evidence as against the Company that the Subscription Receipt Certificate so certified has been duly issued hereunder and that the holder is entitled to the benefits hereof.

(b)

The certification of the Subscription Receipt Agent on Subscription Receipt Certificates issued hereunder shall not be construed as a representation or warranty by the Subscription Receipt Agent as to the validity of this Agreement or the Subscription Receipt Certificates (except the due certification thereof by the Subscription Receipt Agent) and the Subscription Receipt Agent shall in no respect be liable for the use made of the Subscription Receipt Certificate or any of them or of the consideration therefor except as otherwise specified herein.

2.7    Register for Subscription Receipts

The Company hereby appoints the Subscription Receipt Agent as registrar of the Subscription Receipts, and the Company shall cause to be kept by the Subscription Receipt Agent at the Designated Office, a securities register in which shall be entered the names and addresses of holders and the other particulars, prescribed by law, of the Subscription Receipts held by them.

The Company shall also cause to be kept by the Subscription Receipt Agent at the Designated Office the register of transfers, and may also cause to be kept by the Subscription Receipt Agent, branch registers of transfers in which shall be recorded the particulars of the transfers of Subscription Receipts registered in that branch register of transfers.

2.8    Registers Open for Inspection

The registers hereinbefore referred to shall be open at all reasonable times during regular business hours of the Subscription Receipt Agent on a Business Day for inspection by the Company, the Subscription Receipt Agent or any Subscription Receiptholder. The Subscription Receipt Agent shall from time to time, when requested to do so by the Company, furnish the Company with a list of the names and addresses of holders entered in the registers kept by the Subscription Receipt Agent and showing the number of Subscription Receipts held by each such holder.

2.9    Issue in Substitution for Subscription Receipt Certificates Lost, etc.

(a)

If any Subscription Receipt Certificate becomes mutilated or is lost, destroyed or stolen, the Company shall issue and thereupon the Subscription Receipt Agent shall certify and deliver, a new Subscription Receipt Certificate of like tenor and bearing the same legends as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Subscription Receipt Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Subscription Receipt Certificate, and the substituted Subscription Receipt Certificate shall be in a form approved by the Subscription Receipt Agent and the Subscription Receipts evidenced thereby shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Subscription Receipts issued or to be issued hereunder by the Company.

(b)

The applicant for the issue of a new Subscription Receipt Certificate pursuant to this Section 2.9 shall bear the reasonable cost of the issue thereof and in case of loss, destruction or theft, shall, as a condition precedent to the issue thereof, furnish to the Company and to the Subscription Receipt Agent such evidence of ownership and of the loss, destruction or theft of the Subscription Receipt Certificate so lost, destroyed or stolen as shall be satisfactory to the Company and to the Subscription Receipt Agent, in their sole discretion acting reasonably, and such applicant may also be required to furnish an indemnity and a surety bond in amount and form satisfactory to the Company and the Subscription Receipt Agent, in their sole discretion acting reasonably, and shall pay the reasonable charges of the Company and the Subscription Receipt Agent in connection therewith.

2.10  Exchange of Subscription Receipt Certificates

Subject to Sections 2.13 and 2.14:

(a)

Subscription Receipt Certificates may, upon compliance with the reasonable requirements of the Subscription Receipt Agent, be exchanged for one or more other Subscription Receipt Certificates, bearing the same legends, representing the same aggregate number of Subscription Receipts as represented by the Subscription Receipt Certificate or Subscription Receipt Certificates so exchanged;

(b)	Subscription Receipt Certificates may be exchanged only at the Designated Office or at any other place that is designated by the Company with the approval of the Subscription Receipt Agent;

(c)

Subscription Receipt Certificates issued in exchange for Subscription Receipt Certificates in accordance with this section shall bear the legends set forth in Subsections 2.13 and 2.14(b), as applicable; and

(d)	any Subscription Receipt Certificate tendered for exchange shall be cancelled by the Subscription Receipt Agent.

2.11   Charges for Exchange

Except as otherwise herein provided, a reasonable charge may be levied by the Subscription Receipt Agent in respect of the exchange of any Subscription Receipt Certificate or the issue of a new Subscription Receipt Certificate(s) pursuant hereto provided that the reimbursement of the Subscription Receipt Agent or the Company for any and all transfer, stamp or similar taxes or other governmental charges required to be paid shall be made by the holder requesting such exchange as a condition precedent to such exchange.

2.12   Transfer and Ownership of Subscription Receipts

(a)

Subject to Sections 2.12(d), 2.13 and 2.14, there are no restrictions on the transfer of the Subscription Receipts. However, the Subscription Receipts may only be transferred on the register kept by the Subscription Receipt Agent at the Designated Office or branch registers of transfers by the holder or his legal representatives or attorney duly appointed by an instrument in writing. Upon surrender for registration of transfer of Subscription Receipts at the Designated Office and upon compliance with Sections 2.13 and 2.14, the Company shall issue and thereupon the Subscription Receipt Agent shall certify and deliver a new Subscription Receipt Certificate of like tenor in the name of the designated transferee and register such transfer in accordance with Section 2.7 hereof. If less than all the Subscription Receipts evidenced by the Subscription Receipt Certificate(s) so surrendered are transferred, the transferor shall be entitled to receive, in the same manner, a new Subscription Receipt Certificate registered in its name evidencing the Subscription Receipts not transferred. However, notwithstanding the foregoing, Subscription Receipts shall only be transferred upon:

(i)

payment to the Subscription Receipt Agent of a reasonable sum for each new Subscription Receipt Certificate issued upon such transfer, and reimbursement of the Subscription Receipt Agent or the Company for any and all stamp taxes or governmental or other charges required to be paid in respect of such transfer;

(ii)	compliance with all requirements of any legends affixed to a Subscription Receipt Certificate; and

(iii)

such reasonable requirements as the Subscription Receipt Agent may prescribe (which shall include surrender of the original Subscription Receipt Certificate, and a duly completed Transfer Form/Instrument of Transfer), and all such transfers shall be duly noted in such register by the Subscription Receipt Agent.

(b)

The Company and the Subscription Receipt Agent and their respective agents may deem and treat the holder of any Subscription Receipt Certificate as the absolute owner of that Subscription Receipts represented thereby for all purposes and the Company and the Subscription Receipt Agent and their respective agents shall not be affected by any knowledge to the contrary. The holder of any Subscription Receipt shall be entitled to the rights evidenced by that Subscription Receipt free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and the receipt from any holder for the Common Shares, or monies obtainable pursuant thereto shall be a good discharge to the Company and the Subscription Receipt Agent for the same and neither the Company nor the Subscription Receipt Agent shall be bound to inquire into the title of any holder.

(c)

The transfer register in respect of Subscription Receipts shall be closed at 5:00 p.m. (Toronto time) at the Designated Office or branch registers of transfers, on the earlier to occur of the Conversion Date and the Automatic Escrow Release Deadline.

(d)

The Subscription Receipt Agent shall promptly advise the Company of any requested transfer of Subscription Receipts. The Company shall be entitled, and may direct the Subscription Receipt Agent, to refuse to recognize any transfer, or enter the name of any transferee, of any Subscription Receipts on the registers referred to in this Article, if such transfer would constitute a violation of the securities laws of any jurisdiction or the rules, regulations or policies of any regulatory authority having jurisdiction.

(e)

Subject to the provisions of this Agreement and Applicable Legislation, a Subscription Receiptholder shall be entitled to rights and privileges attaching to the Subscription Receipts and neither the Company nor the Subscription Receipt Agent shall be bound to inquire into the title of a Receiptholder or a transferee of Subscription Receipts who surrenders a Subscription Receipt Certificate.

2.13	Global Subscription Receipt

(a)

Unless the Book-Entry Only System ceases to exist, Subscription Receipts will be issued to certain Receiptholders in the form of a Global Subscription Receipt Certificate, which will be registered in the name of and deposited with CDS or its nominee.

(b)

Beneficial interests in the Global Subscription Receipt will be represented only through the Book-Entry Only System. Transfers of Subscription Receipts between CDS participants shall occur in accordance with CDS’ rules and procedures. The Company shall not have any responsibility or liability for any aspects of the records relating to or payments made by CDS, or its nominee, on account of the beneficial interests in the Subscription Receipts. Nothing herein shall prevent the owners of beneficial interests in the Subscription Receipts from voting such Subscription Receipts using duly executed proxies.

	(c)	Subscription Receipt Certificates originally issued, as well as all certificates issued in exchange for or in substitution of the Subscription Receipt Certificates, shall bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER NOVEMBER 22, 2010.

UNLESS THE CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO ADIRA ENERGY LTD. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

provided that if, at any time, in the opinion of Counsel, either of such legends are no longer necessary or advisable under applicable Securities Laws, or the holder of any such legended certificate, at the holder’s expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of Counsel satisfactory to the Company) to the effect that such legend are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legend.

(d)

All references herein to actions by, notices given or payments made to Subscription Receiptholders shall, where Subscription Receipts are held through CDS, refer to actions taken by, or notices given or payments made to, CDS upon instruction from the CDS participants in accordance with its rules and procedures. For the purposes of any provision hereof requiring or permitting actions with the consent of or at the direction of Subscription Receiptholders evidencing a specified percentage of the aggregate Subscription Receipts outstanding, such direction or consent may be given by holders acting through CDS and the CDS participants owning Subscription Receipts evidencing the requisite percentage of the Subscription Receipts. The rights of a Subscription Receiptholder whose Subscription Receipts are held through CDS shall be exercised only through CDS and the CDS participants and shall be limited to those established by law and agreements between such holders and CDS and the CDS participants upon instructions from the CDS participants. Each of the Subscription Receipt Agent and the Company may deal with CDS for all purposes (including the making of payments) as the authorized representative of the respective Subscription Receiptholders and such dealing with CDS shall constitute satisfaction or performance, as applicable, of their respective obligations hereunder.

(e)

For so long as Subscription Receipts are held through CDS, if any notice or other communication is required to be given to Subscription Receiptholders, the Subscription Receipt Agent will give such notices and communications to CDS.

(f)

If the Company or CDS advises the Subscription Receipt Agent that CDS will discontinue the eligibility of Subscription Receipts, with or without cause, and the Company is unable to locate a qualified successor depositary, CDS ceases to be a recognized clearing agency under applicable Securities Laws or otherwise ceases to be eligible to be a depositary and a successor depositary is not appointed, or the Company gives notice to CDS that it is unwilling or unable to continue to have CDS hold the Subscription Receipts in the Book-Entry Only System or that it desires or has processed an entitlement requiring a withdrawal of Subscription Receipts, CDS shall surrender the Global Subscription Receipt to the Subscription Receipt Agent with instructions for registration of Subscription Receipts in the name and in the amount specified by CDS and the Company shall issue, and the Subscription Receipt Agent shall certify and deliver, the aggregate number of Subscription Receipts then outstanding in the form of definitive Subscription Receipt Certificates representing such Subscription Receipts.

2.14	U.S. Legend

(a)

The Subscription Receipt Agent understands and acknowledges that the Subscription Receipts, the Common Shares and the Common Share Purchase Warrants issuable upon conversion of the Subscription Receipts, as well as the Listed Common Shares, have not been and will not be registered under the 1933 Act or any state securities laws; provided, however, that such understanding and acknowledgement shall not detract from or in any way lessen or diminish the obligations of the holders thereof, and the transferors and transferees of such securities to comply with all applicable laws with respect to the transfer, trade, disposition, sale or acquisition of such securities.

(b)

Each Subscription Receipt Certificate originally issued to a U.S. Purchaser, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable state securities laws and regulations, certificates representing the Subscription Receipts and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend (the “U.S. Legend”):

“THIS SUBSCRIPTION RECEIPT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES. THIS SUBSCRIPTION RECEIPT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS SUBSCRIPTION RECEIPT AND SECURITIES ISSUABLE UPON EXERCISE OF THIS SUBSCRIPTION RECEIPT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. THIS SUBSCRIPTION RECEIPT MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN AND OTHER APPLICABLE LOCAL LAWS AND REGULATIONS, OR (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, IN THE CASE OF ANY TRANSFER PURSUANT TO THIS CLAUSE (C), PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE COMPANY’S TRANSFER AGENT TO SUCH EFFECT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws and regulations, certificates representing the Listed Common Shares OR Listed Common Shares issuable upon the exercise of the Common Share Purchase Warrants (to the extent they are derived from Subscription Receipts or Common Share Purchase Warrants which bear the U.S. Legend) and all securities issued in exchange therefor or in substitution thereof, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN ACCORDANCE WITH LOCAL LAWS AND REGULATIONS, OR (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, IN THE CASE OF ANY TRANSFER PURSUANT TO THIS CLAUSE (C), PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE COMPANY’S TRANSFER AGENT TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws and regulations, certificates representing the Common Share Purchase Warrants (to the extent they are derived from Subscription Receipts which bear the U.S. Legend) and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. THIS WARRANT MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS, OR (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, IN THE CASE OF ANY TRANSFER PURSUANT TO THIS CLAUSE (C), PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE COMPANY’S TRANSFER AGENT TO SUCH EFFECT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT, OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT MAY NOT BE EXERCISED UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.”

provided, that if any of the securities are being sold under clause (B) above, at a time when the Company is a “foreign issuer,” as defined in Rule 902 under the 1933 Act, any such legend may be removed by providing a declaration to the Company and Equity Transfer & Trust Company in the form attached hereto as SCHEDULE D or such other evidence as the Company or its transfer agent (or warrant agent, as applicable) may from time to time prescribe to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the 1933 Act; provided further, that if any of the Listed Common Shares or Listed Common Shares issuable upon the exercise of the Common Share Purchase Warrants are being sold pursuant to the exemption from registration under the 1933 Act provided by Rule 144 thereunder or in another transaction that does not require registration under the 1933 Act, the legend may be removed by delivery to the Company’s transfer agent of an opinion of counsel, of recognized standing, satisfactory to the Company and its transfer agent to the effect that the legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

2.15  Cancellation of Surrendered Subscription Receipt Certificates

All Subscription Receipt Certificates surrendered to the Subscription Receipt Agent pursuant to Sections 2.9, 2.10, 2.12 and 5.1 shall be returned to or received by the Subscription Receipt Agent for cancellation and, if required by the Company, the Subscription Receipt Agent shall furnish the Company with a cancellation certificate identifying the Subscription Receipt Certificates so cancelled and the number of Subscription Receipts evidenced thereby.

ARTICLE 3
SATISFACTION OF AUTOMATIC ESCROW RELEASE CONDITIONS, ELECTIVE
RELEASE OR PAYMENT UPON TERMINATION EVENT

3.1    Notice of Satisfaction of Automatic Escrow Release Conditions

Upon the satisfaction of the Automatic Escrow Release Conditions, in the following order:

(a)	the Company shall forthwith deliver to the Agent, the Company Condition Precedent Certificate;

(b)

the Agent and the Company shall forthwith execute and deliver to the Subscription Receipt Agent the Automatic Release Certificate. Notwithstanding paragraph 3.1(a) above, the Company shall act and rely solely and absolutely on the Automatic Release Certificate in issuing the Common Shares and the Common Share Purchase Warrants pursuant to paragraph 3.1(f) below, and the Subscription Receipt Agent shall act and rely solely and absolutely on the Automatic Release Certificate in releasing the Escrowed Funds pursuant to paragraphs 3.1(e) below and issuing and delivering the Common Shares and the Common Share Purchase Warrants pursuant to paragraph 3.1(f) below;

(c)	the Finder’s Fees shall be paid to certain finders as directed by the Company;

(d)	the Agent’s Commission, any unpaid portion of the Initial Payment and Broker Options shall be issued to the Agent, as directed;

(e)	the Escrowed Funds, less the amount contemplated in subsection (c) and (d) above, shall be paid to the Company, as directed; and

(f)

the Company shall issue or cause to be issued: (i) as evidenced by entry on the register of members of the Company the Common Shares issuable pursuant to the conversion of the Subscription Receipts in accordance with Section 3.3; and (ii) as evidenced by entry on the warrant register of the Company, the Common Share Purchase Warrants issuable pursuant to the conversion of the Subscription Receipts in accordance with Section 3.3.

3.2    Notice of Elective Release

If the Automatic Release Certificate has not been delivered to the Escrow Agent, within 22 days of the Automatic Escrow Release Deadline, the Company and the Agent may deliver to the Subscription Receipt Agent the Elective Release Certificate. Following the delivery of the Elective Release Certificate to the Escrow Agent, the following may occur in the following order:

(a)

Upon receipt of the Elective Release Certificate, the Subscription Receipt Agent shall act and rely solely and absolutely on the Elective Release Certificate in releasing the Funds and issuing and delivering the Common Shares and Common Share Purchase Warrants as set out below;

(b)	the Agent’s Commission and any unpaid portion of the Initial Payment shall be paid to the Agent and Broker Options shall be issued to the Agent, as directed in the Elective Release Certificate;

(c)	the Finder’s Fees shall be paid to certain finders as directed in the Elective Release Certificate;

(d)

certain of the Escrowed Funds to be returned to Subscription Receiptholders shall be paid directly to the refunding Subscription Receiptholders as directed in the Elective Release Certificate (and if any additional funds are required to refunds each Subscription Receiptholder for the cost of US$0.40 per Subscription Receipt the Company shall provide additional funds to the Escrow Agent for disbursement to the Subscription Receiptholders );

(e)	the Escrowed Funds, less the amount contemplated in subsections (b), (c) and (d) above, shall be paid to the Company as directed in the Elective Release Certificate; and

(f)

the Company shall issue or cause to be issued: (i) as evidenced by entry on the register of members of the Company the Common Shares issuable pursuant to the conversion of the Subscription Receipts in accordance with Section 3.3; and (ii) as evidenced by entry on the warrant register of the Company, the Common Share Purchase Warrants issuable pursuant to the conversion of the Subscription Receipts as directed in the Elective Release Certificate in accordance with Section 3.3.

3.3	Issue and Delivery of Common Shares and Common Share Purchase Warrants

(a)

If the events set out in sections 3.1 or 3.2 have occurred, all or certain of the Subscription Receipts shall be automatically converted on the Conversion Date for no additional consideration and without further action on the part of the Subscription Receiptholder, and the Common Shares and Common Share Purchase Warrants shall be issued to the holders on the Conversion Date upon, in the case of the Common Shares, the updating of the register of members of the Company reflecting the issue of the Common Shares in accordance with the rights of such holders as described in Section 2.2(a) hereof and such Common Shares and Common Share Purchase Warrants shall be issued on the Conversion Date, notwithstanding that a certificate therefore may not yet have been issued or entered, as the case may be. The persons to whom such Common Shares and Common Share Purchase Warrants are to be issued in accordance with the terms of this Agreement shall become the holders of record of such Common Shares and Common Share Purchase Warrants on the Conversion Date.

(b)

Effective immediately after the Common Shares and Common Share Purchase Warrants have been issued as contemplated in this Section 3.3 and, in the case of the Elective Release Certificate, the Escrow Funds having been dispersed in accordance with the instructions in the Elective Release Certificate, the Subscription Receipts relating thereto shall be void and of no value or effect.

(c)

The holders hereby irrevocably authorize and direct the Subscription Receipt Agent to take all required action to effect the conversion of the Subscription Receipts pursuant to Subsection 3.3(a) hereof.

(d)

If, in the opinion of Counsel, any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from, any securities administrator, regulatory agency or governmental authority in Canada or any other step is required under any federal or provincial law of Canada or any federal or state law of the United States or under the laws of any International Jurisdictions before the Common Shares and Common Share Purchase Warrants issuable upon the conversion of the Subscription Receipts may be issued or delivered to a Subscription Receiptholder, the Company covenants that it will use its commercially reasonable efforts to file such instrument, obtain such permission, order or ruling or take all such other actions, at its expense, as is required or appropriate in the circumstances.

(e)

The Company or, if required by the Company, the Subscription Receipt Agent will give written notice of the issue of the Common Shares and Common Share Purchase Warrants issuable upon the conversion of the Subscription Receipts in such detail as may be required, to each Regulatory Authority or government authority in Canada in each jurisdiction in which there is legislation requiring the giving of any such notice.

(f)

Under no circumstances shall the Company be obliged to issue any fractional Common Shares or Common Share Purchase Warrants or make any payment of cash or other consideration in lieu thereof upon the conversion of one or more Subscription Receipts. To the extent that the holder of one or more Subscription Receipts would otherwise have been entitled to receive on the conversion thereof a fraction of a Common Share and a Common Share Purchase Warrant, such fraction shall be rounded down to the nearest whole number.

3.4     Payment on Termination

If a Termination Event occurs, upon which the Company shall forthwith deliver to the Agent, a Termination Notice:

(a)	the Company shall forthwith notify the Subscription Receipt Agent thereof in writing;

(b)

each Subscription Receipt shall be automatically terminated and cancelled without further action on the part of the Subscription Receiptholder and each Subscription Receiptholder shall be entitled from and after the Automatic Escrow Release Deadline to a payment in the aggregate amount of the Subscription Receiptholder’s Escrowed Funds;

(c)	the register of holders in respect of the Subscription Receipts shall be closed at 5:00 p.m. (Toronto time) on the Automatic Escrow Release Deadline; and

(d)	the Subscription Receipt Agent shall make the payments, within three business days, contemplated by Section 6.5 hereof.

ARTICLE 4
ADJUSTMENT OF NUMBER OF COMMON SHARES

4.1    Definitions

In this Article, the terms “record date” and “effective date” where used herein shall mean the 5:00 p.m. (Toronto time) on the relevant date.

4.2    Adjustment of Entitlement Number

The number of Common Shares to be issued upon the conversion of a Subscription Receipt shall be subject to adjustment from time to time in the manner provided in Section 4.3 and as follows:

(a)	If after the Closing Date and prior to the Conversion Date the Company shall:

	(i)	issue to all or substantially all the holders of the Common Shares, by way of a share distribution, share dividend or otherwise, Common Shares or Convertible Securities; or

	(ii)	subdivide its outstanding Common Shares into a greater number of Common Shares; or

	(iii)	combine or consolidate its outstanding Common Shares into a smaller number of Common Shares,

(any of these events being herein called a “Securities Reorganization”),

the Entitlement Number shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Securities Reorganization to a number that is the product of (1) the Entitlement Number and (2) a fraction:

		(A)	the numerator of which shall be the number of Common Shares outstanding after giving effect to the Securities Reorganization; and

		(B)	the denominator of which shall be the number of Common Shares outstanding on the record date before giving effect to the Securities Reorganization.

For the purposes of determining the number of Common Shares outstanding at any particular time for the purpose of this Subsection 4.2(a), there shall be included that number of Common Shares which would have resulted from the conversion at that time of all outstanding Convertible Securities.

(b)

If after the Closing Date and prior to the Conversion Date the Company shall issue or distribute to all or substantially all the holders of Common Shares (i) shares of any class other than Common Shares, or (ii) rights, options or warrants, or (iii) evidences of indebtedness, or (iv) any other assets (excluding any cash distributions resulting from a release of Escrowed Funds on the occurrence of a Termination Event pursuant to Section 6.5, and that issuance or distribution does not constitute a Securities Reorganization or a Rights Offering (as hereinafter defined) (any of those events being herein called a “Special Distribution”), the Entitlement Number shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution to an Entitlement Number that is the product of (1) the Entitlement Number in effect on the record date and (2) a fraction:

(i)	the numerator of which shall be the product of (i) the sum of the number of Common Shares outstanding on the record date and (ii) the Current Market Price thereof on that date; and

(ii)	the denominator of which shall be:

	(A)	the product of (A) the sum of the number of Common Shares outstanding on the record date and (B) the Current Market Price thereof on that date; less,

(B)

the aggregate fair market value, as determined by the directors, whose determination shall, absent manifest error, be conclusive, of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution;

Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. To the extent that the distribution of shares, rights, options, warrants, evidences of indebtedness or assets if not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Entitlement Number shall be readjusted to the Entitlement Number that would then be in effect based upon the shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of Common Shares or Convertible Securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.

(c)

If after the Closing Date and prior to the Conversion Date there is (i) a reorganization of the Company; (ii) or a consolidation or merger or amalgamation of the Company with or into another entity including a transaction whereby all or substantially all of the Company’s undertaking and assets become the property of any other entity (any such event being herein called a “Capital Reorganization”) each holder of a Subscription Receipt shall be entitled to receive and shall accept, upon the conversion of the Subscription Receipts for Common Shares at any time after the effective date of the Capital Reorganization, in lieu of the number of Common Shares (and any other securities or properties to which holders are entitled upon the conversion of the Subscription Receipts) to which it, he or she was theretofore entitled upon the conversion of the Subscription Receipt, the aggregate number of Common Shares or other securities or property of the Company, or the continuing, successor or purchasing person, as the case may be, under the Capital Reorganization that the holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, it, he or she had been the holder of the number of Common Shares (and any other securities to which holders are entitled upon the conversion of the Subscription Receipts) to which immediately before the transaction he or she was entitled upon the conversion of the Subscription Receipts. No Capital Reorganization shall be completed unless all necessary steps shall have been taken so that the holders shall thereafter be entitled to receive the number of Common Shares or other securities or property of the Company or of the continuing, successor or purchasing person, as the case may be, under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 4.2.

(d)

If after the Closing Date and prior to the Conversion Date the Company shall issue rights, options or warrants to all or substantially all the holders of the Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities within a period of 45 days from the date of issue thereof at a price, or at a conversion price, of less than 95% of the Current Market Price at the record date for such distribution (any such issuance being herein called a “Rights Offering” and Common Shares that may be acquired in exercise of the Rights Offering or upon conversion of the Convertible Securities offered by the Rights Offering being herein called the “Offered Securities”), the Entitlement Number shall be adjusted effective immediately after the record date at which holders of Common Shares are determined for the purposes of the Rights Offering to an Entitlement Number that is the product of (1) the Entitlement Number in effect on the record date and (2) a fraction:

(i)

the numerator of which shall be the sum of: (i) the number of Common Shares outstanding on the record date plus; (ii) the number of Offered Securities offered pursuant to the Rights Offering or the maximum number of Offered Securities into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be; and

(ii)	the denominator of which shall be the sum of:

	(A)	the number of Common Shares outstanding on the record date for the Rights Offering; and

(B)

the number arrived at when (A) either the product of (1) the number of Offered Securities so offered and (2) the price at which those Common Shares are offered, or the product of (3) the conversion price thereof and (4) the maximum number of Offered Securities for or into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be, is divided by (B) the Current Market Price of the Common Shares on the record date.

Any Offered Securities owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. If all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the Entitlement Number shall be readjusted to the Entitlement Number in effect immediately prior to the record date and the Entitlement Number shall be further adjusted based upon the number of Offered Securities (or Convertible Securities into Offered Securities) actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date.

(e)

If the Company shall reclassify or otherwise change the outstanding Common Shares, the Entitlement Number shall be adjusted effective immediately upon the reclassification becoming effective so that holders shall be entitled to receive Common Shares as they would have received had the Subscription Receipts been converted immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 4.2.

4.3    Entitlement Number Adjustment Rules

The following rules and procedures shall be applicable to adjustments made pursuant to Section 4.2:

(a)

the adjustments and readjustments provided for in Section 4.2 are cumulative and shall apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the number of Common Shares to be issued or the number or kind of securities that can be acquired hereunder.

(b)

No adjustment in the number of Common Shares to be issued shall be required unless the adjustment would result in a change of at least 1% of the number of Common Shares to be issued, provided, however, that any adjustments that, except for the provisions of this subsection would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

(c)

No adjustment in the number of Common Shares to be issued shall be made in respect of any events described in Section 4.2 if the holders are entitled to participate in the events on the same terms, mutatis mutandis, as if their Subscription Receipts had been converted immediately prior to the effective date or record date of the events.

(d)

If a dispute shall at any time arise with respect to adjustments of the number of Common Shares to be issued the dispute shall be conclusively determined by the Company’s Auditors or, if they are unable or unwilling to act, by such firm of independent chartered accountants as may be selected by the directors and any such determination shall, absent manifest error, be binding upon the Company, the Subscription Receipt Agent and all holders.

(e)

If the Company shall set a record date to determine the holders of Common Shares for the purpose of entitling them to receive any distribution or any subscription or purchase rights in accordance with Section 4.2 and shall, thereafter, legally abandon its plans to pay or deliver the distribution or subscription or purchase rights, then no adjustment in the number of Common Shares to be issued shall be required by reason of the setting of the record date.

(f)

If and whenever at any time prior to the Conversion Date, the Company shall take any action affecting or relating to the Common Shares, other than any action described in this Section, which in the opinion of the directors of the Company would prejudicially affect the rights of any holders, the number of Common Shares to be issued will be adjusted by the directors of the Company in such manner, if any, and at such time, as the directors of the Company, may in their sole discretion, subject to the approval of any stock exchange on which the Common Shares are then listed and posted for trading, reasonably determine to be equitable in the circumstances to such holders.

(g)

As a condition precedent to the taking of any action which would require an adjustment in any of the rights under the Subscription Receipts, the Company will use its best efforts to take any action which, in the opinion of Counsel to the Company, may be necessary in order that the Company, or any successor to the Company or successor to the undertaking or assets of the Company will be obligated to, and may validly and legally, issue all the Common Shares which the holders would be entitled to receive thereafter upon the conversion of such Subscription Receipts in accordance with the provisions hereof.

(h)

Notwithstanding anything to the contrary in this Agreement, there shall be no adjustment of the Entitlement Number as a result of any transaction, reorganization, transfer, conveyance or action in respect of the Common Shares and Common Share Purchase Warrants pursuant to the Definitive Agreement.

4.4    Postponement of Adjustment

In any case where the application of Section 4.2 results in an increase in the Entitlement Number taking effect immediately after the record date for or occurrence of a specific event, if any Subscription Receipts are converted after that record date or occurrence and prior to completion of the event or of the period for which a calculation is required to be made, the Company may postpone the issuance to the holder of the Subscription Receipts of the Common Shares to which the holder is entitled by reason of the increase in the number of Common Shares to be issued but the Common Shares shall be so issued and delivered to that holder upon completion of that event or of the period for which a calculation is required to be made, with the number of Common Shares adjusted for completion of that event or period, and the Company shall forthwith after the Conversion Date deliver to the person or persons in whose name or names the Common Shares are to be issued appropriate instruments evidencing the person’s or persons’ right to receive the Common Shares.

4.5	Notice of Certain Events

(a)

Promptly upon the occurrence of the earlier of the effective date of or the record date for any event referred to in Sections 4.2 or 4.3 that requires an adjustment in the Entitlement Number, the Company shall:

(i)

file with the Subscription Receipt Agent a certificate of the Company specifying the particulars of the event and, if determinable, the adjustment and computation of the adjustment and the Subscription Receipt Agent may act and rely absolutely on such certificate of the Company; and

		(ii)	give notice to the holders and to the Agent, of the particulars of the event and, if determinable, the adjustment.

	(b)	If notice has been given under Subsection 4.5(a) and the adjustment is not then determinable, the Company shall promptly, after the adjustment is determinable:

		(i)	file with the Subscription Receipt Agent a computation of the adjustment; and

		(ii)	give notice to the holders and to the Agent, of the adjustment.

4.6    Adjustment to Common Share Purchase Warrants

If any adjustment is required to be made under this Article 4, then the Common Share Purchase Warrants to be issued upon the conversion of the Subscription Receipts shall be similarly adjusted such that the number of Common Shares, and the exercise price of the Common Share Purchase Warrants are adjusted in a similar manner that the Common Shares were so adjusted hereunder.

4.7    Protection of Subscription Receipt Agent

Subject to the provisions of Article 10, the Subscription Receipt Agent:

(a)

shall not at any time be under any duty or responsibility to any Subscription Receiptholder to determine whether any facts exist which may require any adjustment when made, or with respect to the method employed in making the same;

(b)

shall not be accountable with respect to the validity or value (or kind or amount) of any Common Shares, Common Share Purchase Warrants or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Subscription Receipt; and

(c)	shall be entitled to act and rely on any adjustment calculation of the Company, its directors or the Company’s Auditors.

ARTICLE 5
RIGHTS AND COVENANTS OF THE COMPANY

5.1    Optional Purchases by the Company

Subject to applicable securities legislation, the Company may from time to time purchase by private contract or otherwise any of the Subscription Receipts issued by it. Any Subscription Receipt Certificates representing the Subscription Receipts purchased pursuant to this Section 5.1 shall forthwith be delivered to and cancelled by the Subscription Receipt Agent and no Subscription Receipts shall be issued in replacement thereof.

5.2    General Covenants of the Company

So long as any Subscription Receipts remain outstanding the Company covenants as follows:

(a)	it will cause the Common Shares issuable pursuant to the conversion of the Subscription Receipts to be duly issued in accordance with the Subscription Receipt Certificates and the terms hereof;

(b)	all Common Shares issuable upon the conversion of the Subscription Receipts (in accordance with the terms hereof and of the Subscription Receipt Certificates) shall be credited as fully paid-up;

(c)

it will cause the Common Share Purchase Warrants issuable pursuant to the conversion of the Subscription Receipts to be duly issued in accordance with the Subscription Receipt Certificates and the terms hereof;

(d)

all Warrant Shares issuable upon the due exercise of the Common Share Purchase Warrants in accordance with the terms and conditions of the certificates representing such Common Share Purchase Warrants shall be credited as fully paid-up;

(e)	it will use reasonable commercial efforts to maintain its corporate existence;

(f)

generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Agreement and it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as the Subscription Receipt Agent may reasonably require for the better accomplishing and effecting the intentions and provisions of this Agreement; and

(g)	upon becoming aware of the same, it will promptly advise the Subscription Receipt Agent in writing of any default by the Company of the terms of this Agreement; and

(h)

SEC Matters: The Company confirms that as at the date of execution of this Indenture it (i) does not have a class of securities registered pursuant to Section 12 of the Exchange Act or have a reporting obligation pursuant to Section 15(d) of the Exchange Act; and (ii) is exempt from the reporting requirements of the Exchange Act pursuant to Rule 12g3-2(b) under the Exchange Act.

The Company covenants that in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the Exchange Act or the Company shall incur a reporting obligation pursuant to Section 15(d) of the Exchange Act; (ii) it ceases to be a “foreign issuer” within the meaning of Regulation S under the U.S. Securities Act; or (iii) any such registration or reporting obligation shall be terminated by the Company in accordance with the Exchange Act, the Company shall promptly deliver to the Escrow Agent an officers’ certificate (in a form provided by the Escrow Agent) notifying the Escrow Agent of such registration or termination and such other information as the Escrow Agent may require at the time. The Company acknowledges that the Escrow Agent is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

5.3    Subscription Receipt Agent’s Remuneration and Expenses

The Company covenants that it will pay (and shall be responsible for the payments thereof) to the Subscription Receipt Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Subscription Receipt Agent upon its request for all reasonable expenses, disbursements, GST/HST and advances incurred or made by the Subscription Receipt Agent in the administration or execution of its duties as set out in this Agreement (including the reasonable compensation and the disbursements and GST/HST of its Counsel and all other advisors and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Subscription Receipt Agent hereunder shall be finally and fully performed, except any such expense, disbursement, GST/HST or advance as may arise out of or result from the Subscription Receipt Agent’s gross negligence or wilful misconduct or fraud.

5.4    Performance of Covenants by Subscription Receipt Agent

If the Company shall fail to perform any of its respective covenants contained in this Agreement, the Subscription Receipt Agent may notify the holders of such failure on the part of the Company or may itself perform any of the covenants capable of being performed by it but shall be under no obligation to perform said covenants or to notify the holders of such performance or non-performance by it. All sums expended or advanced by the Subscription Receipt Agent in so doing shall be repayable as provided in Section 5.3. No such performance, expenditure or advance by the Subscription Receipt Agent shall relieve the Company of any default hereunder or of its continuing obligations under the covenants herein contained.

ARTICLE 6
ESCROWED FUNDS

6.1	Acknowledgement of Escrowed Funds

(a)

The Subscription Receipt Agent shall acknowledge receipt from the Agent, and the Company, respectively, or legal counsel on behalf of same, of wire transfers in the aggregate amount of the Escrowed Funds on the Closing Date and will confirm that such funds have been deposited in a segregated account and, will retain such amount in accordance with the terms of this Agreement.

(b)	The Company hereby:

	(i)	acknowledges that the amounts received by the Subscription Receipt Agent pursuant to paragraph 6.1(a) represents payment in full of the Purchase Price for the Subscription Receipts; and

	(ii)	irrevocably directs the Subscription Receipt Agent to retain such amounts in accordance with the terms of this Agreement pending payment of such amounts in accordance with the terms of this Agreement.

6.2    Escrowed Funds

The Subscription Receipt Agent shall accept and hold the Escrowed Funds in escrow for and on behalf of the persons who have an interest therein pursuant hereto, shall disburse and deal with the Escrowed Funds in the manner contemplated by this Article 6 and at all times shall keep the Escrowed Funds in a segregated account, all on the terms and subject to the conditions hereof. The Company further acknowledges and confirms that it has no interest in the Escrowed Funds or in the Earned Interest unless and until the Automatic Release Certificate is delivered to the Subscription Receipt Agent on or prior to the Automatic Escrow Release Deadline. The Subscription Receipt Agent shall retain the Escrowed Funds for the benefit of the holders and, upon the delivery of the Automatic Release Certificate to the Subscription Receipt Agent, retroactively for the benefit of the Company and the Agents, in accordance with the provisions of this Article 6.

6.3    Qualified Investments

Until released in accordance with this Agreement the Escrowed Funds shall be kept segregated in the records of the Escrow Agent and shall be invested in short-term government debt or as directed by the Company and the Agents, deposited in one or more segregated interest-bearing trust accounts to be maintained by the Escrow Agent in the name of the Escrow Agent at one or more banks listed below in this Section 6.3 (each such bank, an “Approved Bank”). The Escrowed Funds shall bear interest at an annual rate which is equal to 2 percent less than the prime rate of interest announced from time to time by The Bank of Nova Scotia on Canadian dollar loans made to its most credit worthy customers in Canada. The Escrow Agent shall be entitled to retain for its own benefit, as partial compensation for its services hereunder, any amount of the interest earned on the Escrowed Funds that is not payable pursuant to this Section.

All amounts held by the Escrow Agent pursuant to this Agreement shall be held in escrow by the Escrow Agent for the benefit of the Subscription Receiptholders and the delivery of the Escrowed Funds to the Escrow Agent shall not give rise to a debtor-creditor or other similar relationship between the Escrow Agent and the Subscription Receiptholders. The amounts held by the Escrow Agent pursuant to this Agreement are the sole risk of the Subscription Receiptholders and, without limiting the generality of the foregoing, the Escrow Agent shall have no responsibility or liability for any diminution of the Escrowed Funds which may result from any deposit made with an Approved Bank pursuant to this Section 6.3, including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default) and any credit or other losses on any deposit liquidated or sold prior to maturity. The Corporation and the Lead Agents acknowledge and agree that the Escrow Agent acts prudently in depositing the Escrowed Funds at any Approved Bank, and that the Escrow Agent is not required to make any further inquiries in respect of any such bank.

At any time and from time to time the Company and the Agents shall be entitled to jointly direct the Escrow Agent by written notice (a) not to deposit any new amounts in any Approved Bank specified in the notice and/or (b) to withdraw all or any of the Escrowed Funds that may then be deposited with any Approved Bank specified in the notice. With respect to any withdrawal notice, the Escrow Agent will endeavour to withdraw such amount specified in the notice as soon as reasonably practicable and the Company and the Agents acknowledges and agrees that such specified amount remains at the sole risk of the Subscription Receiptholders prior to and after such withdrawal.

Approved Banks

Bank	Relevant S&P Issuer Credit Rating (as at June 18, 2009)
Bank of Montreal	A+
Citibank NA	A+
Bank of America NA	A+
Harris Bancorp Inc.	A+
PNC Bank NA	A+
The Bank of Nova Scotia	AA-
Royal Bank of Canada	AA-

6.4	Release of Escrowed Funds Upon Receipt of Automatic Release Certificate or Elective Release Certificate

As soon as practicable upon receipt of the Automatic Release Certificate or Elective Release Certificate, and in any event within two Business Days thereafter, the Subscription Receipt Agent shall:

(a)	liquidate any investment of the Escrowed Funds; and

(b)	pay the Escrowed Funds in the manner set forth in the Automatic or Release Certificate (including account information if payment is to be made by wire transfer).

6.5    Release of Escrowed Funds on Termination Event

Upon the occurrence of a Termination Event, the Company shall forthwith deliver a Termination Notice to each of the holders, the Agents and the Subscription Receipt Agent. The Subscription Receipt Agent shall return to each holder an amount equal to the Subscription Receiptholder’s Escrowed Funds, less any applicable withholding taxes, all in the manner and on the terms and conditions set out in this Agreement.

Each holder’s Subscription Receiptholder’s Escrowed Funds shall be mailed to such holder within five Business Days following the receipt by the Subscription Receipt Agent of the Termination Notice. Payment made in accordance with this Article 6 shall be made in accordance with Section 6.8 hereof and the Subscription Receipt Agent shall mail such payment to such holders at their address last appearing on the register of the Subscription Receipts maintained by the Subscription Receipt Agent. All Subscription Receipt Certificates shall be deemed to have been cancelled on the Automatic Escrow Release Deadline and the Subscription Receipt Agent shall record the deemed cancellation of such Subscription Receipt Certificates on the register of the Subscription Receipts and shall be without further force and effect whatsoever.

6.6    Direction

In order to permit the Subscription Receipt Agent to carry out its obligations under this Article 6, the Company hereby specifically authorizes and directs the Subscription Receipt Agent to make any stipulated payment or to take any stipulated action in accordance with the provisions of this Agreement.

6.7    Early Termination of any Investment of the Escrowed Funds

In making any payment pursuant to this Agreement, the Subscription Receipt Agent has the authority to liquidate any investments in order to make payments contemplated under this Article 6 and shall not be liable for any loss sustained in the escrow account for early termination of any investment of the Escrowed Funds necessary to enable the Subscription Receipt Agent to make such payment.

6.8	Method of Disbursement and Delivery

(a)

All disbursements of money made in accordance with the provisions of this Article 6 may be made by wire transfer as may be directed by the holders, the Company or the Agents, and if not so directed, by cheque drawn upon a Canadian Schedule I chartered bank or by official cheque drawn upon the account of the Subscription Receipt Agent made payable to or to the order of the persons entitled to disbursement and in the correct amount (less all amounts required to be withheld by the Company by law, including without limitation, under the Income Tax Act (Canada) based on an opinion of Counsel).

(b)

If the Subscription Receipt Agent delivers any such wire transfer or cheque as required under Subsection 6.8(a), the Subscription Receipt Agent shall have no further obligation or liability for the amount represented thereby, unless any such cheque is not paid on due presentation; provided that in the event of the non- receipt of such wire transfer or cheque by the payee, or the loss or destruction of such cheque, the Subscription Receipt Agent, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and funding and indemnity reasonably satisfactory to it, shall initiate a new wire transfer or issue to such payee a replacement cheque for the amount of such wire transfer or cheque.

6.9	Miscellaneous

(a)

The Subscription Receipt Agent will disburse monies according to this Agreement only to the extent that monies have been deposited with it. The Subscription Receipt Agent shall not, under any circumstances, be required to disburse funds in excess of the amounts on deposit with it at the time of such disbursement.

(b)

The Subscription Receipt Agent shall not be responsible for any losses which may occur as a result of the investment of the Escrowed Funds where the Escrowed Funds have been invested in accordance with the terms of this Agreement.

(c)

In addition to the other rights granted to holders in this Agreement, until the release of the Escrowed Funds pursuant to the terms of this Agreement, each holder of Subscription Receipts has a claim against the Subscription Receiptholder’s Escrowed Funds, which claim shall subsist until such time as the Common Shares and Common Share Purchase Warrants issuable upon the conversion of the Subscription Receipts are issued or such amount is paid in full. In the event that, prior to the release of the Escrowed Funds in accordance with the terms of this Agreement, the Company: (i) makes a general assignment for the benefit of creditors or any proceeding is instituted by the Company seeking relief on behalf thereof as a debtor, or to adjudicate the Company a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of the Company or the debts of the Company under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, receiver and manager, trustee, custodian or similar official for the Company or any substantial part of the property and assets of the Company or the Company takes any corporate action to authorize any of the actions set forth above; or (ii) the Company shall be declared insolvent, or a receiver, receiver and manager, trustee, custodian or similar official is appointed for the Company or any substantial part of its property and assets of the Company or an encumbrancer shall legally take possession of any substantial part of the property or assets of the Company or a distress or execution or any similar process is levied or enforced against such property and assets and remains unsatisfied for such period as would permit such property or such part thereof to be sold thereunder, the right of each holder of Subscription Receipts to be issued Common Shares and Common Share Purchase Warrants upon the conversion of the Subscription Receipts of such holder will terminate and such holder will be entitled to assert a claim against the Escrowed Funds held in escrow and the Company in an amount equal to the Subscription Receiptholder’s Escrowed Funds less any withholding tax or charges required to be withheld in respect thereof.

(d)

In the event that the Subscription Receipt Agent shall hold any amount of interest or other distributable amount which is unclaimed or which cannot be paid for any reason other than the gross negligence or wilful misconduct or fraud of the Subscription Receipt Agent, the Subscription Receipt Agent shall be under no obligation to invest or reinvest the same but shall only be obligated to hold the same on behalf of the person or persons entitled thereto in a current or other non-interest bearing account pending payment to the person or persons entitled thereto. The Subscription Receipt Agent shall, as and when required by law, and may at any time prior to such required time, pay all or part of such interest or other distributable amount so held to an appropriate official or agency of the Province of Ontario, whose receipt shall be good discharge and release of the Subscription Receipt Agent for such amounts.

(e)

The Subscription Receipt Agent shall be entitled to act and rely absolutely on the Automatic Release Certificate in releasing the Escrowed Funds upon the receipt of the Automatic Release Certificate as provided for in this Agreement.

ARTICLE 7
ENFORCEMENT

7.1    Suits by holders

Subject to Section 8.10, all or any of the rights conferred upon a Subscription Receiptholder by the terms of the Subscription Receipts held by such Subscription Receiptholder and/or this Agreement may be enforced by such Subscription Receiptholder by appropriate legal proceedings but without prejudice to the right that is hereby conferred upon the Subscription Receipt Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the holders from time to time outstanding. The Subscription Receipt Agent shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may reasonably be advised shall be necessary or advisable to preserve and protect its interests and the interests of holders.

7.2    Limitation of Liability

The obligations of the Company hereunder (including without limitation under Section 10.3) are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors or shareholders of the Company or any of the past, present or future officers, employees or agents of the Company but only the property of the Company (or any successor person) shall be bound in respect hereof, provided that the holders are not, for greater certainty, waiving or releasing any right, cause of action or remedy under any other agreement.

ARTICLE 8
MEETINGS OF SUBSCRIPTION RECEIPTHOLDERS

8.1    Right to Convene Meetings

The Subscription Receipt Agent may at any time and from time to time, and shall on receipt of a written request of the Company or of a Subscription Receiptholder’s Request and upon being indemnified and provided with funding to its reasonable satisfaction by the Company or by the holders signing such Subscription Receiptholder’s Request against the cost which may be incurred in connection with the calling and holding of such meeting, call and hold a meeting of the holders. In the event of the Subscription Receipt Agent failing to so call and hold a meeting within seven (7) days after receipt of such written request of the Company or such Subscription Receiptholder’s Request and indemnity and funding given as aforesaid, the Company or such holders, as the case may be, may call and hold such meeting. Every such meeting shall be held in the City of Toronto or at such other place as may be approved or determined by the Subscription Receipt Agent and the Company.

8.2    Notice

At least ten (10) Business Days’ prior notice of any meeting of holders shall be given to the holders in the manner provided for in Section 11.2 and a copy of such notice shall be sent by mail to the Subscription Receipt Agent (unless the meeting has been called by the Subscription Receipt Agent) and to the Company (unless the meeting has been called by the Company). Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the holders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 8.

8.3    Chairman

An individual (who need not be a Subscription Receiptholder) designated in writing by the Subscription Receipt Agent shall be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within 30 minutes from the time fixed for the holding of the meeting, the holders present in person or by proxy shall choose some individual present to be chairman.

8.4    Quorum

Subject to the provisions of Section 8.11, at any meeting of the holders a quorum shall consist of holders present in person or by proxy and representing at least 20% of the aggregate number of the then outstanding Subscription Receipts, provided that at least two persons entitled to vote thereat are personally present or represented by proxy. If a quorum of the holders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by holders or on a Subscription Receiptholder’s Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business. At the adjourned meeting, the holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not be representing at least 20% of the then outstanding Subscription Receipts.

8.5    Power to Adjourn

The chairman of any meeting at which a quorum of the holders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

8.6    Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an extraordinary resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

8.7    Poll and Voting

On every extraordinary resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the holders acting in person or by proxy and holding in the aggregate at least 5% of the aggregate number of the then outstanding Subscription Receipts, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by extraordinary resolution shall be decided by a majority of the votes cast on the poll.

On a show of hands, every person who is present and entitled to vote, whether as a Subscription Receiptholder or as proxy for one or more absent holders, or both, shall have one vote. On a poll, each Subscription Receiptholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Subscription Receipt then held or represented by it. A proxy need not be a Subscription Receiptholder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Subscription Receipts, if any, held or represented by him but shall not be entitled to a casting vote in the case of an equality of votes.

8.8    Regulations

The Subscription Receipt Agent, or the Company with the approval of the Subscription Receipt Agent, may from time to time make and from time to time vary such regulations as it shall think fit for:

(a)	the setting of a record date for a meeting for the purpose of determining the holders entitled to receive notice of and to vote at the meeting;

(b)	the form of the instrument of proxy;

(c)

for the deposit of instruments appointing proxies at such place and time as the Subscription Receipt Agent, the Company or the holders convening the meeting, as the case may be, may in the notice convening the meeting direct, which shall entitle the persons named therein to be present and vote at the meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in the proxy were the actual holders specified therein;

(d)

for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of the instruments appointing proxies to be sent by mail, facsimile or other means of prepaid, transmitted, recorded communication before the meeting to the Company or to the Subscription Receipt Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

(e)	generally for the calling of meetings of holders and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Subscription Receiptholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 8.9), shall be holders or their Counsel, or proxies of holders.

8.9    Company and Subscription Receipt Agent May be Represented

The Company and the Subscription Receipt Agent, by their respective employees, directors and officers, Counsel for the Company and the Counsel for the Subscription Receipt Agent may attend any meeting of the holders, but shall not be entitled to vote thereat, whether in respect of any Subscription Receipts held by them or otherwise.

8.10  Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred upon them by any other provisions of this Agreement or by law, the holders at a meeting shall, subject to the provisions of Section 8.11, have the power, exercisable from time to time by extraordinary resolution:

(a)

to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of holders or the Subscription Receipt Agent (in the case of the rights of the Subscription Receipt Agent, subject to the prior consent of the Subscription Receipt Agent) or on behalf of the holders against the Company whether such rights arise under this Agreement or the Subscription Receipt Certificates or otherwise;

(b)	to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the holders;

(c)

to direct or to authorize the Subscription Receipt Agent to enforce any of the covenants on the part of the Company contained in this Agreement or the Subscription Receipt Certificates or to enforce any of the rights of the holders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right:

(d)

to waive, and to direct the Subscription Receipt Agent to waive, any default on the part of the Company in complying with any provisions of this Agreement or the Subscription Receipt Certificates either unconditionally or upon any conditions specified in such extraordinary resolution;

(e)

to restrain any Subscription Receiptholder from taking or instituting any suit, action or proceeding against the Company for the enforcement of any of the covenants on the part of the Company in this Agreement or the Subscription Receipt Certificates or to enforce any of the rights of the holders;

(f)

to direct any Subscription Receiptholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Subscription Receiptholder in connection therewith;

(g)

to assent to any change in or omission from the provisions contained in the Subscription Receipt Certificates and this Agreement or any ancillary or supplemental instrument which may be agreed to by the Company, and to authorize the Subscription Receipt Agent to concur in and execute any ancillary or supplemental agreement embodying the change or omission;

(h)

with the consent of the Company, not to be unreasonably withheld, to remove the Subscription Receipt Agent or its successor in office and to appoint a new trustee or trustees to take the place of the Subscription Receipt Agent so removed;

(i)

to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company; and

(j)	in the event that the Automatic Release Event has not occurred on or prior to the Automatic Escrow Release Deadline, to extend the Automatic Escrow Release Deadline.

8.11	Meaning of Extraordinary Resolution

(a)

The expression “extraordinary resolution” when used in this Agreement means, subject as hereinafter provided in this Section 8.11 and in Section 8.14, a resolution proposed at a meeting of holders duly convened for that purpose and held in accordance with the provisions of this Article 8 at which there are present in person or by proxy holders representing not less than 20% of the then outstanding Subscription Receipts and passed by the affirmative votes of holders representing not less than 662/3% of the aggregate number of the then outstanding Subscription Receipts represented at the meeting and voted on the poll upon such resolution.

(b)

If, at the meeting at which an extraordinary resolution is to be considered, holders representing at least 20% of the then outstanding Subscription Receipts are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by holders or on a Subscription Receiptholder’s Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 30 or more than 45 days later, and to such place and time as may be appointed by the chairman. Not less than 10 Business Days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in Section 11.2. Such notice shall state that at the adjourned meeting the holders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting, was originally called or any other particulars. At the adjourned meeting the holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Subsection 8.11(a) shall be an extraordinary resolution within the meaning of this Agreement notwithstanding that holders holding at least 20% of the aggregate number of the then outstanding Subscription Receipts are not present in person or by proxy at such adjourned meeting.

(c)	Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

8.12  Powers Cumulative

Any one or more of the powers or any combination of the powers in this Agreement stated to be exercisable by the holders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the holders to exercise such power or powers or combination of powers then or thereafter from time to time.

8.13  Minutes

Minutes of all resolutions and proceedings at every meeting of holders shall be made and duly entered in books to be provided from time to time for that purpose by the Subscription Receipt Agent at the expense of the Company and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings held shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

8.14  Instruments in Writing

All actions which may be taken and all powers that may be exercised by the holders at a meeting held as provided in this Article 8 may also be taken and exercised by holders representing at least 662/3% of the aggregate number of the then outstanding Subscription Receipts by an instrument in writing signed in one or more counterparts by such holders in person or by attorney duly appointed in writing, and the expression “extraordinary resolution” when used in this Agreement shall include an instrument so signed.

8.15  Binding Effect of Resolutions

Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article 8 at a meeting of holders shall be binding upon all the holders, whether present at or absent from such meeting, and every instrument in writing signed by holders in accordance with Section 8.14 shall be binding upon all the holders, whether signatories thereto or not, and each and every Subscription Receiptholder and the Subscription Receipt Agent (subject to the provisions for its funding indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

8.16  Holdings by Company Disregarded

In determining whether holders holding the required number of Subscription Receipts are present at a meeting of holders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Subscription Receiptholder’s Request or other action under this Agreement, Subscription Receipts owned legally or beneficially by the Company or any subsidiary or affiliate of the Company shall be disregarded in accordance with the provisions of Section 11.9 and shall not be entitled to vote on any matter considered at such a meeting of holders.

ARTICLE 9
SUPPLEMENTAL AGREEMENTS

9.1    Provision for Supplemental Agreements for Certain Purposes

From time to time the Company (when authorized by action of the directors) and the Subscription Receipt Agent may, subject to the provisions hereof, and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, agreements, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)	providing for the issuance of additional Subscription Receipts hereunder and any consequential amendments hereto as may be required by the Subscription Receipt Agent, relying on the advice of Counsel;

(b)

adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel are necessary or advisable, provided that the same are not in the opinion of the Subscription Receipt Agent, based on the advice of Counsel, prejudicial to the interests of the holders;

(c)	giving effect to any resolution or extraordinary resolution passed as provided in Article 8;

(d)

making such provisions not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Subscription Receipt Agent, based on the advice of Counsel, prejudicial to the interests of the holders;

(e)

adding to or altering the provisions hereof in respect of the transfer of Subscription Receipts, making provision for the exchange of Subscription Receipt Certificates, and making any modification in the form of the Subscription Receipt Certificates which does not affect the substance thereof;

(f)

modifying any of the provisions of this Agreement, including relieving the Company from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Subscription Receipt Agent, based on the opinion of Counsel, such modification or relief in no way prejudices any of the rights of the holders or of the Subscription Receipt Agent, and provided further that the Subscription Receipt Agent may in its sole discretion decline to enter into any such supplemental agreement which in its opinion, based on the advice of Counsel, may not afford adequate protection to the Subscription Receipt Agent when the same shall become operative; and

(g)

for any other purpose not inconsistent with the terms of this Agreement, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Subscription Receipt Agent, based on the advice of Counsel, the rights of the Subscription Receipt Agent and of the holders are in no way prejudiced thereby, in each case, without the consent of the holders.

9.2    Successor Company

In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation (“successor corporation”), the successor corporation resulting from such consolidation, amalgamation, merger or transfer (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Subscription Receipt Agent and executed and delivered to the Subscription Receipt Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company and the successor corporation shall by supplemental agreement satisfactory in term to the Subscription Receipt Agent and executed and delivered to the Subscription Receipt Agent, expressly assuming those obligations.

ARTICLE 10
CONCERNING THE SUBSCRIPTION RECEIPT AGENT

10.1	Applicable Legislation

(a) If and to the extent that any provision of this Agreement limits, qualifies or conflicts with a mandatory requirement of the Applicable Legislation, such mandatory requirement shall prevail.

(b)

The Company and the Subscription Receipt Agent agree that each will, at all times in relation to this Agreement and any action to be taken hereunder, observe and comply with and be entitled to the benefits of the Applicable Legislation.

10.2	Rights and Duties of Subscription Receipt Agent

(a)

The Subscription Receipt Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing, and signed by the parties hereto and if its duties herein are affected, unless it shall have given its prior written consent thereto.

(b)

The Subscription Receipt Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable instructions in writing which comply with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

(c)

Any certificate of a party referred to herein, unless otherwise specified, shall, in the case of the Company, refer to a certificate signed in the name of the Company by any officer or director of the Company, and, in the case of any other party, refer to a certificate of an authorized officer of such party.

(d)

In the exercise of the rights and duties prescribed or conferred by the terms of this Agreement, the Subscription Receipt Agent shall exercise that degree of care, diligence and skill that a reasonably prudent Subscription Receipt Agent would exercise in comparable circumstances.

(e)

The obligation of the Subscription Receipt Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Subscription Receipt Agent or the holders hereunder shall be conditional upon the holders furnishing, when required by notice by the Subscription Receipt Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Subscription Receipt Agent to protect and to hold harmless the Subscription Receipt Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Agreement shall require the Subscription Receipt Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(f)

The Subscription Receipt Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the holders at whose instance it is acting to deposit with the Subscription Receipt Agent the Subscription Receipts held by them, for which Subscription Receipts the Subscription Receipt Agent shall issue receipts.

(g)

Every provision of this Agreement that by its terms relieves the Subscription Receipt Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of the Applicable Legislation, of this Section 10.2 and of Sections 10.3 and 10.4.

(h)

The Subscription Receipt Agent shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection therewith, except arising out of its own gross negligence or wilful misconduct or fraud.

(i)

In the event of any disagreement arising regarding the terms of this Agreement, the Subscription Receipt Agent shall be entitled, at its option, to refuse to comply with any or all demands whatsoever until the dispute is settled, either by agreement amongst the various parties or by a court of competent jurisdiction.

(j)

The Subscription Receipt Agent shall not be bound to do or give any notice or take any act, action, proceeding for the enforcement of any of the obligations of the Company under this Agreement unless and until it shall have received a Subscription Receiptholder’s Request specifying the act, action or proceeding which the Subscription Receipt Agent is requested to take, nor shall the Subscription Receipt Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Subscription Receipt Agent and, in the absence of any such notice, the Subscription Receipt Agent may for all purposes of this Agreement conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements, or conditions contained herein.

(k)

The Subscription Receipt Agent shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Company of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Company.

10.3  Indemnification

Without limiting any protection or indemnity of the Subscription Receipt Agent under any other provisions hereof, or otherwise at law, the Company hereby agrees to indemnify and hold harmless the Subscription Receipt Agent and its employees, directors, officers and agents from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Subscription Receipt Agent in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence or wilful misconduct or fraud of the Subscription Receipt Agent. This provision shall survive the resignation or removal of the Subscription Receipt Agent, or the termination of this Agreement. The Subscription Receipt Agent shall not be under any obligation to prosecute or to defend any action or suit which, in the opinion of its Counsel, may involve it in expense or liability, unless the Company shall, so often as required, furnish the Subscription Receipt Agent with satisfactory indemnity and funding against such expense or liability.

10.4	Evidence, Experts and Advisers

(a)

In addition to the reports, certificates, opinions and other evidence required by this Agreement and the Company shall furnish to the Subscription Receipt Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Subscription Receipt Agent may reasonably require by written notice to the Company.

(b)

In the exercise of its rights and duties hereunder, the Subscription Receipt Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Company, certificates of the Company or other evidence furnished to the Subscription Receipt Agent pursuant to a request of the Subscription Receipt Agent.

(c)

Whenever it is provided in this Agreement or under Applicable Legislation that the Company shall deposit with the Subscription Receipt Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth and accuracy thereof be conditions precedent to the right of the Company to have the Subscription Receipt Agent take the action to be based thereon.

(d)

The Subscription Receipt Agent may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any Counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Subscription Receipt Agent.

(e)

Whenever Applicable Legislation requires that evidence referred to in Subsection 10.4(a) be in the form of a statutory declaration, the Subscription Receipt Agent may accept such statutory declaration in lieu of a certificate of the Company required by any provision hereof. Any such statutory declaration may be made by one or more of the Chief Executive Officer or Chief Financial Officer or Company Secretary of the Company.

(f)

Proof of the execution of an instrument in writing, including a Subscription Receiptholder’s Request, by any Subscription Receiptholder may be made by the certificate of a notary, solicitor or commissioner for oaths, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Subscription Receipt Agent may consider adequate and in respect of a corporate Subscription Receiptholder, shall include a certificate of incumbency of such Subscription Receiptholder together with a certified resolution authorizing the person who signs such instrument to sign such instrument.

10.5  Actions by Subscription Receipt Agent to Protect Interest

Subject to the provisions of this Agreement, the Subscription Receipt Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the holders.

10.6  Subscription Receipt Agent Not Required to Give Security

The Subscription Receipt Agent shall not be required to give any bond or security in respect of the performance of its duties hereunder and the exercise of its powers as provided for in this Agreement.

10.7  Protection of Subscription Receipt Agent

By way of supplement to the provisions of any Applicable Legislation it is expressly declared and agreed as follows:

(a)

the Subscription Receipt Agent shall not be liable for or by reason of any statements of fact or recitals in this Agreement or in the Subscription Receipt Certificates (except the representation contained in Section 10.9 or in the certificate of the Subscription Receipt Agent on the Subscription Receipt Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Company;

(b)

nothing herein contained shall impose any obligation on the Subscription Receipt Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Agreement or any instrument ancillary or supplemental hereto;

(c)	the Subscription Receipt Agent shall not be bound to give notice to any person or persons of the execution hereof; and

(d)

the Subscription Receipt Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration or other paper or document furnished to it hereunder, not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be.

10.8	Replacement of Subscription Receipt Agent; Successor by Merger

(a)

The Subscription Receipt Agent may resign from its duties and be discharged from all further duties and liabilities hereunder, subject to this Section 10.8, by giving to the Company not less than 60 days’ prior notice in writing or such shorter prior notice as the Company may accept as sufficient. The holders by extraordinary resolution shall have power at any time to remove the person then appointed as “Subscription Receipt Agent” hereunder (the “Existing Agent” or once removed or resigned, the “Predecessor Agent”) and to appoint a new person in its stead (the “Successor Agent”). In the event of the Existing Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a Successor Agent unless a Successor Agent has already been appointed by the holders; failing such appointment by the Company, the Existing Agent or any Subscription Receiptholder may apply to a justice of the Supreme Court of Ontario (the “Court”) on such notice as such justice may direct, for the appointment of a Successor Agent; but any Successor Agent so appointed by the Company, or by the Court shall be subject to removal as aforesaid by the holders. Any Successor Agent appointed under any provision of this Section 10.8 shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario and, if required by the Applicable Legislation for any other provinces, in such other provinces. On any such appointment the Successor Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as the “Subscription Receipt Agent” hereunder.

	(b)	Upon the appointment of a Successor Agent, the Company shall promptly notify the holders thereof in the manner provided for in Section 11.2 hereof.

(c)

Any corporation into or with which the Subscription Receipt Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Subscription Receipt Agent shall be a party, or any corporation succeeding to the trust business of the Subscription Receipt Agent shall be the successor to the Subscription Receipt Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a Successor Agent under Subsection 10.8(a).

	(d)	Any Subscription Receipt Certificates certified but not delivered by a Predecessor Agent may be certified by the Successor Agent in the name of the Predecessor Agent or Successor Agent.

10.9	Conflict of Interest

(a)

The Subscription Receipt Agent represents to the Company and the Agent, that at the time of execution and delivery hereof no material conflict of interest exists between its role hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 30 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its appointment hereunder to a Successor Agent approved by the Company and meeting the requirements set forth in Subsection 10.8(a). Notwithstanding the foregoing provisions of this Subsection 10.9, if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Agreement and the Subscription Receipt Certificate shall not be affected in any manner whatsoever by reason thereof.

(b)

Subject to Subsection 10.9(a), the Subscription Receipt Agent and its affiliates, in its personal or any other capacity, may buy, lend upon and deal in securities of the Company and generally may contract and enter into financial transactions with the Company or any subsidiary of the Company without being liable to account for any profit made thereby.

10.10 Role and Capacity of Subscription Receipt Agent

The Subscription Receipt Agent hereby accepts the duties in this Agreement and its appointment hereunder and agrees to perform the same upon the terms and conditions herein set forth.

10.11 Subscription Receipt Agent Not to be Appointed Receiver

The Subscription Receipt Agent and any person related to the Subscription Receipt Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Company.

10.12 Documents, Moneys, etc. Held by Subscription Receipt Agent

Any securities, documents of title or other instruments that may at any time be held by the Subscription Receipt Agent hereunder may be placed in the deposit vaults of the Subscription Receipt Agent or of any Canadian Schedule I bank for safekeeping. Unless herein otherwise expressly provided, including for certainty the provisions of Article 6, any moneys held, pending the application or withdrawal thereof under any provisions of this Agreement, shall be invested in Qualified Investments however when not so invested in accordance with this Agreement may be deposited in the name of the Subscription Receipt Agent in a segregated interest-bearing account (including an affiliate or related party of the Subscription Receipt Agent), at the rate of interest (if any) then current on similar deposits.

10.13 Books and Records

The Subscription Receipt Agent shall maintain accurate books, records and accounts of the transactions effected or controlled by the Subscription Receipt Agent hereunder and the receipt, investment, re-investment and disbursement of the property hereunder and shall provide to the Company records and statements thereof periodically upon written request.

10.14 Not Bound to Act

The Subscription Receipt Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Subscription Receipt Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Subscription Receipt Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Company, provided: (a) that the Subscription Receipt Agent’s written notice shall describe the circumstances of such non-compliance; and (b) that if such circumstances are rectified to the Subscription Receipt Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

10.15 Third Party Interests

Each party to this Agreement hereby represents to the Subscription Receipt Agent that any account to be opened by, or interest to be held by the Subscription Receipt Agent in connection with this Agreement, for or to the credit of such party, either (a) is not intended to be used by or on behalf of any third party; or (b) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Subscription Receipt Agent’s prescribed form as to the particulars of such third party.

10.16 Authorization to Carry on Business

The Subscription Receipt Agent represents to the Company that it is registered to carry on the business of a trust company in the Province of Ontario.

ARTICLE 11
GENERAL

11.1	Notice to the Company, the Subscription Receipt Agent and the Agents

(a)

Unless herein otherwise expressly provided, any notice to be given hereunder to the Company, the Subscription Receipt Agent or the Agents shall be deemed to be validly given if delivered, sent by registered letter, postage prepaid or facsimile:

If to the Company, to:

Adira Energy Ltd.
Suite 1204, 120 Adelaide Street West
Toronto, Ontario, M5H 1T1
Attention:             Alan Friedman
Fax No.:               (416) 925-1404

with a copy to (which copy shall not constitute notice hereunder):

Aird & Berlis LLP
Brookfield Place
1800 - 181 Bay Street
Toronto, Ontario, M5J 2T9
Attention:             Daniel Bloch
Fax No.:                (416) 863-1515

If to the Subscription Receipt Agent, to:

Computershare Trust Company of Canada
510 Burrard Street, 3rd Floor
Vancouver, British Columbia, V6C 3B9
Attention:             General Manager, Corporate Trust
Fax No.:                (604) 661.9403 If to the Agent:

DS Apex Mergers & Acquisitions
Discount Tower
23 Yehuda Haleri Street
26th Floor
Tel Aviv, Israel 65136
Attention:             Yair Ephrati
Fax No.:                +972-3-516-5505

with a copy to (which copy shall not constitute notice hereunder):

Richard Bardenstein & Co.
Law Offices and Consultants
2 Ben Sira Street
Jerusalem 97890

Attention:             Richard Bardenstein
Fax No.:                +972-2-624-1040

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery if that day is a Business Day or, if mailed, on the fifth Business Day following the date of the postmark on such notice or, if sent by facsimile, on the next Business Day following the date of transmission provided that its contents are transmitted and received completely and accurately.

(b)

The Company, the Subscription Receipt Agent or the Agents, as the case may be, may from time to time notify the other in the manner provided in Subsection 11.1(a) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Company, the Subscription Receipt Agent or the Agents, as the case may be, for all purposes of this Agreement.

(c)

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Subscription Receipt Agent, the Company or the Agents hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed or, if it is delivered to such party at the appropriate address provided in Subsection 11.1(a), by facsimile or other means of prepaid, transmitted and recorded communication.

11.2	Notice to holders

(a)

Unless otherwise expressly provided herein, any notice to be given hereunder to holders shall be deemed to be validly given if the notice is sent by first class mail, postage prepaid, addressed to the holders or delivered by hand (or so mailed to certain holders and so delivered to other holders), including, without limitation, CDS, at their respective addresses appearing on the register maintained by the Subscription Receipt Agent. Any notice so given shall be deemed to have been given on the day of delivery by hand or on the third Business Day following the date of the postmark if delivered by mail.

(b)

If, by reason of strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the holders could reasonably be considered unlikely to reach its destination, the notice may be published or distributed once in the Report on Business section of the national edition of The Globe and Mail newspaper and the Marketplace section of the Wall Street Journal or, in the event of a disruption in the circular of that newspaper, once in a daily newspaper in the English language of general circulation in the City of Toronto, Ontario and the City of New York, as the case may be; provided that in the case of a notice convening a meeting of the holders, the Subscription Receipt Agent may require such additional publications of that notice, in the same or in other cities or both, as it may deem necessary for the reasonable protection of the holders or to comply with any applicable requirement of law or any stock exchange. Any notice so given shall be deemed to have been given on the day on which it has been published in all of the cities in which publication was required (or first published in a city if more than one publication in that city is required).

	(c)	Accidental error or omissions in giving notice or accidental failure to mail notice to any Subscription Receiptholder will not invalidate any action or proceeding founded thereon.

11.3 Calculation of Notice Period

In determining under any provision hereof, the date when notice of any meeting or other event must be given, the date of giving notice shall be included and the date of the meeting or other event shall be excluded.

11.4 Ownership of Subscription Receipts

The Company and the Subscription Receipt Agent may deem and treat the registered owner of any Subscription Receipts as the absolute owner thereof for all purposes, and the Company and the Subscription Receipt Agent shall not be affected by any notice or knowledge to the contrary except where the Company or the Subscription Receipt Agent is required to take notice by statute or by order of a court of competent jurisdiction. A Subscription Receiptholder shall be entitled to the rights evidenced by its Subscription Receipt Certificate free from all equities or rights of set off or counterclaim between the Company and the original or any intermediate holder of the Subscription Receipts and all persons may act accordingly. The receipt by any such Subscription Receiptholder of the Common Shares and Common Share Purchase Warrants which may be acquired pursuant to the conversion of Subscription Receipts shall be a good discharge to the Company and the Subscription Receipt Agent for the same and none of the Company or the Subscription Receipt Agent shall be bound to inquire into the title of any such holder except where the Company or the Subscription Receipt Agent is required to take notice by statute or by order of a court of competent jurisdiction.

11.5 Force Majeure

None of the parties shall be liable to the other parties, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

11.6 Counterparts

This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof. Each of the parties to this Agreement will be entitled to rely on delivery of a facsimile copy of this Agreement and acceptance by each party of any such facsimile copy will be legally effective to create a valid and binding agreement between the parties hereto in accordance with the terms hereof.

11.7 Satisfaction and Discharge of Agreement

Upon the earlier of: (a) the issue of the Common Shares and Common Share Purchase Warrants upon deemed exercise of the Subscription Receipts and payment of all monies as provided in Section 6.4 upon satisfaction of the Automatic Escrow Release Conditions; and (b) the payment of all monies pursuant to Section 6.5 hereof upon the occurrence of a Termination Event, this Agreement shall cease to be of any force and effect and the Subscription Receipt Agent, on written demand of the Company and at the cost and expense of the Company and upon delivery to the Subscription Receipt Agent of a certificate of the Company and the Agent, stating that all conditions precedent to the satisfaction and discharge of this Agreement have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Agreement. Notwithstanding the foregoing, the indemnities provided to the Subscription Receipt Agent by the Company hereunder shall remain in full force and effect and survive the termination of this Agreement or the resignation or removal of the Subscription Receipt Agent.

11.8 Provisions of Agreement and Subscription Receipts for the Sole Benefit of Parties and holders

Nothing in this Agreement or in the Subscription Receipt Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the holders, as the case may be, any legal or equitable right, remedy or claim under this Agreement, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the holders.

11.9 Subscription Receipts Owned by the Company or its Subsidiaries and Affiliates -Certificate to be Provided

For the purpose of disregarding any Subscription Receipts owned legally or beneficially by the Company or any subsidiary or affiliate of the Company in Section 8.16, the Company shall provide to the Subscription Receipt Agent, from time to time, a certificate of the Company setting forth as at the date of such certificate:

(a)	the names of the registered holders which, to the knowledge of the Company, are owned by or held for the account of the Company or any subsidiary or affiliate of the Company; and

(b)	the number of Subscription Receipts owned legally or beneficially by the Company or any subsidiary or affiliate of the Company,

and the Subscription Receipt Agent, in making the computations in Section 8.16, shall be entitled to rely on such certificate without any additional evidence.

ARTICLE 12
PRIVACY LAWS

12.1 Privacy Laws

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Company shall, prior to transferring or causing to be transferred persona linformation to the Subscription Receipt Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws.

The Subscription Receipt Agent shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Subscription Receipt Agent agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and not to use it for any other purpose except with the consent of or direction from the Company or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers in that behalf.

ADIRA ENERGY LTD.

By: “Signed”
Authorized Signing Officer

DS APEX MERGERS & ACQUISITIONS
LTD.

By: “Signed”
Authorized Signing Officer

By: “Signed”
Authorized Signing Officer

COMPUTERSHARE TRUST COMPANY
OF CANADA

By: “Signed”
Authorized Signing Officer

By: “Signed”
Authorized Signing Officer

SCHEDULE A

This is SCHEDULE A to the Subscription Receipt Agreement dated November 22, 2010 among Adira Energy Ltd., DS Apex Mergers & Acquisitions Ltd. And Computershare Trust Company of Canada.

FORM OF SUBSCRIPTION RECEIPT CERTIFICATE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER NOVEMBER 22, 2010.

[Include on Subscription Receipt Certificates issued to U.S. Purchasers only:

THIS SUBSCRIPTION RECEIPT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES. THIS SUBSCRIPTION RECEIPT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS SUBSCRIPTION RECEIPT AND SECURITIES ISSUABLE UPON EXERCISE OF THIS SUBSCRIPTION RECEIPT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. THIS SUBSCRIPTION RECEIPT MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN AND OTHER APPLICABLE LOCAL LAWS AND REGULATIONS. OR (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, IN THE CASE OF ANY TRANSFER PURSUANT TO THIS CLAUSE (C), PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE COMPANY’S TRANSFER AGENT TO SUCH EFFECT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.]

SUBSCRIPTION RECEIPTS TO ACQUIRE COMMON SHARES
AND WARRANTS OF ADIRA ENERGY LTD.

Subscription Receipt Certificate No. •	• Subscription Receipts
CUSIP •	ISIN •

THIS CERTIFIES THAT h (the “holder”) is the registered holder of h Subscription Receipts represented hereby.

The Subscription Receipts represented by this Subscription Receipt Certificate were issued pursuant to a Subscription Receipt Agreement dated November ___, 2010 (the “Agreement”) among Adira Energy Ltd., DS Apex Mergers & Acquisitions Ltd., (the “Agent”) and Computershare Trust Company of Canada.

Capitalized terms used in the Agreement have the same meaning herein as therein, unless otherwise defined.

Each Subscription Receipt entitles the holder:

(a)

if the Automatic Escrow Release Conditions are satisfied prior to the Automatic Escrow Release Deadline and the Automatic Release Certificate is delivered to the Subscription Receipt Agent, to receive, for no additional consideration and without further action, one Common Share and one-half of one Common Share Purchase Warrant, subject to adjustment as set forth in the Agreement; and

(b)	if the Automatic Escrow Release Conditions are not satisfied prior to the Automatic Escrow Release Deadline, either:

	(i)	to receive an amount equal to the Subscription Receiptholder’s Escrowed Funds, less any applicable withholding taxes, all in the manner and on the terms and conditions set out in the Agreement; or

(ii)

receive for no additional consideration and without further action, one Common Share and one-half of one Common Share Purchase Warrant for each Subscription Receipt exercised, as directed in the Elective Release Certificate, subject to adjustment as set forth in this Agreement.

The Subscription Receipts represented hereby are issued under and pursuant to the Agreement. Reference is hereby made to the Agreement and any and all other instruments supplemental or ancillary thereto for a full description of the rights of the holders and the terms and conditions upon which such Subscription Receipts are, or are to be, issued and held, all to the same effect as if the provisions of the Agreement and all instruments supplemental or ancillary thereto were herein set forth, and to all of which provisions the holder of these Subscription Receipts by acceptance hereof are subject.

In the event of any inconsistency between the terms set forth in this Subscription Receipt Certificate and the terms of the Agreement, the terms of the Agreement shall govern.

Following the satisfaction of the Automatic Escrow Release Conditions and the delivery of the Automatic Escrow Release Certificate on or prior to the Automatic Escrow Release Deadline to the Subscription Receipt Agent, the Subscription Receipts represented by this Subscription Receipt Certificate shall be converted without any further action on the part of the holder, including the payment of any additional consideration, for Common Shares and Common Share Purchase Warrants on the Conversion Date.

If such conditions are not satisfied, the holder of this Subscription Recieptholder shall have a right to exercise this certificate, each Subscription Receipt exercisable for one Common Share and one-half of one Common Share Purchase Warrant or to receive a refund for their investment, in accordance with the terms of the Subscription Receipt Agreement.

The Agreement provides for adjustments to the right of subscription, including the amount of and kind of securities or other property issuable upon the conversion of the Subscription Receipts, upon the happening of certain stated events, including the subdivision or consolidation of the Common Shares, certain distributions of Common Shares or securities convertible into Common Shares or of other securities or assets of the Company, certain offerings or rights, warrants or options, and certain capital reorganizations. The Agreement provides for similar adjustments to the Common Share Purchase Warrants.

The Subscription Receipts and the Common Shares and Common Share Purchase Warrants issuable upon the conversion of these Subscription Receipts have not been and will not be registered under the United States Securities Act of 1933, as amended, or under the securities laws of any state or other jurisdiction of the United States.

The holding of the Subscription Receipts evidenced by this Subscription Receipt Certificate shall not constitute the holder hereof a Shareholder or entitle such holder to any right or interest in respect thereof except as herein and in the Agreement expressly provided.

The Agreement contains provisions making binding upon all holders outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and by instruments in writing signed by the holders of a specified majority of the outstanding Subscription Receipts.

The Subscription Receipts evidenced by this Subscription Receipt Certificate may be transferred in the register kept at the offices of the Subscription Receipt Agent by the registered holder hereof or his legal representatives or attorney duly appointed by an instrument in writing in form and execution satisfactory to the Subscription Receipt Agent, only upon payment of the charges provided for in the Agreement and upon compliance with such reasonable requirements as the Subscription Receipt Agent may prescribe. The transfer register shall be closed at 5:00 p.m. (Toronto time) on the earlier to occur of the Conversion Date and the Automatic Escrow Release Deadline.

This Subscription Receipt Certificate shall not be valid for any purpose whatever unless and until it has been countersigned by or on behalf of the Subscription Receipt Agent.

Time shall be of the essence hereof. This Subscription Receipt Certificate is governed by the laws of Ontario and the laws of Canada applicable therein.

IN WITNESS WHEREOF the Company has caused this Subscription Receipt Certificate to be signed by a duly authorized representative on November ___, 2010.

ADIRA ENERGY LTD.

By:  ______________________________________

Countersigned by:

COMPUTERSHARE TRUST COMPANY
OF CANADA

By:    _____________________________________

Date: _____________________________________

SCHEDULE B

This is SCHEDULE B to the Subscription Receipt Agreement dated November 22, 2010 among Adira Energy Ltd., DS Apex Mergers & Acquisitions Ltd. and Computershare Trust Company of Canada.

COMPANY CONDITION PRECEDENT CERTIFICATE

TO:                 DS APEX MERGERS & ACQUISITIONS LTD.

This Company Condition Precedent Certificate is being provided pursuant to Section 3.1 of the subscription receipt agreement dated November 22, 2010 (the “Agreement”) among Adira Energy Ltd., DS Apex Mergers & Acquisitions Ltd. (the “Agent”) and Computershare Trust Company of Canada.

Capitalized terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

I, ________________ of the Company, do hereby certify for and on behalf of the Company and not in my personal capacity that all of the Automatic Escrow Release Conditions have been satisfied or waived, specifically:

(i)	a confirmation in writing from the TSXV, that all conditions to the listing of the Listed Common Shares, other than customary post-closing conditions, shall have been obtained;

(ii)	there shall have been no material adverse change in the financial condition, business, operations of the Company; and

(iii)	the Company shall not be in breach or default of any of its covenants or obligations under the Agency Agreement, except those breaches or defaults that have been waived by the Agent.

DATED this ______ day of ______________, 2010.

ADIRA ENERGY LTD.

By:_____________________________________

SCHEDULE C

This is SCHEDULE C to the Subscription Receipt Agreement dated November 22, 2010 among Adira Energy Ltd., DS Apex Mergers & Acquisitions Ltd. (the “Agent”) and Computershare Trust Company of Canada.

AUTOMATIC RELEASE CERTIFICATE

TO:               COMPUTERSHARE TRUST COMPANY OF CANADA

This Automatic Release Certificate is being provided pursuant to Section 3.1(b) of the Subscription Receipt Agreement dated November 22, 2010 (the “Agreement”) among Adira Energy Ltd., DS Apex Mergers & Acquisitions Ltd., (the “Agent”), and Computershare Trust Company of Canada.

Capitalized terms not defined herein have the meaning ascribed to them in the Agreement.

The Company and the Agent, hereby confirm that the Automatic Escrow Release Conditions (other than the delivery of this Automatic Release Certificate) have been satisfied or waived and hereby direct you to:

(i)	pay the amount of $<*>, representing the Agents’ Commission and any unpaid portion of the Initial Payment, in the following manner: <*>;

(ii)	pay the amount of $<*> representing the Finder Fees payable by the Company to <*>, in the following manner: <*>;

(iii)

pay the amount of $<*>, representing the balance of Escrowed Proceeds after deduction of the amounts contemplated in (i) and (ii) above to the Company, in the following manner: <*> pay the amount of $<*>, representing the balance of Escrowed Funds after deduction of the amounts contemplated in (i) and (ii) above, to the Company, in the following manner: <*>; and

(iv)	issue and deliver the Common Shares and Common Share Purchase Warrants to the holders of the Subscription Receipts as set out in the Agreement.

DATED this _________ day of ______________, 2010.

ADIRA ENERGY LTD.

By:_____________________________________

2

DS APEX MERGERS & ACQUISITIONS LTD.

By: _____________________________________
Name:
Title::

SCHEDULE D

This is SCHEDULE D to the Subscription Receipt Agreement dated November 22, 2010 among Adira Energy Ltd., DS Apex Mergers & Acquisitions Ltd. (the “Agent”) and Computershare Trust Company of Canada.

ELECTIVE RELEASE CERTIFICATE

TO:                    COMPUTERSHARE TRUST COMPANY OF CANADA

This Elective Release Certificate is being provided pursuant to Section 3.2(b) of the Subscription Receipt Agreement dated November 22, 2010 (the “Agreement”) among Adira Energy Ltd., DS Apex Mergers & Acquisitions Ltd., (the “Agent”), and Computershare Trust Company of Canada.

Capitalized terms not defined herein have the meaning ascribed to them in the Agreement.

The Company and the Agent, hereby confirm that the Release Conditions (other than the delivery of this Release Certificate) have been satisfied or waived and hereby direct you to:

(i)	pay the amount of $<*>, representing the Agents’ Commission and any unpaid portion of the Initial Payment in the following manner: <*>;

(ii)	pay the amount of $<*> representing the Finder Fees payable by the Company to <*>, in the following manner: <*>;

(iii)	pay the aggregate amount of $<*> to the Subscription Receiptholders as set out in Schedule “A”;

(iv)	pay the amount of $<*>, representing the balance of Escrowed Proceeds after deduction of the amounts contemplated in (i), (ii) and (iii) above to the Company, in the following manner: <*>; and

(v)	issue and deliver the Common Shares and Common Share Purchase Warrants to the holders to the Subscription Receiptholders as set out in Schedule “B” hereto.

DATED this _________ day of ______________, 2010.

ADIRA ENERGY LTD.

By: _____________________________________

DS APEX MERGERS & ACQUISITIONS LTD.

By: _____________________________________
Name:
Title::

Schedule A

Refunded Subscription Receiptholders

Name	Amount	Payment Instructions
<*>	<*>	<*>

Schedule B

Exercising Subscription Receiptholders

Name	Number of Common Shares	Number of Warrants
<*>	<*>	<*>

SCHEDULE E

This is SCHEDULE E to the Subscription Receipt Agreement dated November 22, 2010 among Adira Energy Ltd., DS Apex Mergers & Acquisitions Ltd. (the “Agent”) and Computershare Trust Company of Canada.

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	Adira Energy Ltd. (the “Company”)

AND TO:	The Registrar and Transfer Agent
(or Warrant Agent, as applicable) of the Company

The undersigned (a) acknowledges that the sale of the securities of the Company to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (b) certifies that (1) the undersigned is not an “affiliate” (as that term is defined in Rule 405 under the U.S. Securities Act) of the Company, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on its behalf know that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated: _______________________                                              ____________________________
                                                                                                              Name of Seller

                                                                                                              By: _________________________
                                                                                                                       Name:
                                                                                                                       Title:

Affirmation by Seller’s Broker-Dealer

We have read the foregoing representations of our customer, _____________________________ (the “Seller”), dated _______________________, with regard to our sale, for such Seller’s account, of the _________________Shares, represented by certificate number ______________ (the “Shares”), of the Company described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States or a U.S. person, (B) the transaction was executed on or through the facilities of a “designated offshore securities market” and (C) neither we, nor any person acting on our behalf, engaged in any “directed selling efforts” in connection with the offer and sale of such Securities. Terms used herein have the meanings given to them by Regulation S.

Name of Firm: ________________________________

By: _________________________________________
       Authorized Officer